                                                                     EXHIBIT 2.5

    DATED                   2ND OF NOVEMBER                            1999
- --------------------------------------------------------------------------------

                           C.J. WATSON Esq and Others

                                    - and -

                                IMPAC GROUP, INC

                    ----------------------------------------

                                   AGREEMENT
                          for the sale and purchase of
                       the entire issued share capital of
                           THAMESDOWN COLOUR LIMITED

                    ----------------------------------------

                                    LAYTONS
                                   Carmelite
                             50 Victoria Embankment
                                  Blackfriars
                                London EC4Y 0LS

                     Tel: 0171 842 8000 Fax: 0171 842 8080
                          E-mail: laytons@laytons.com
                                Ref: RJK/102993

                                     INDEX

1.   INTERPRETATION.....................................................................     1
     1.1   Definitions..................................................................     1
     1.2   Part XXVI Companies Act 1985.................................................     9
     1.3   Statutory Provisions.........................................................     9
     1.4   Obligations..................................................................     9
     1.5   Gender and Number............................................................     9
     1.6   Headings.....................................................................    10
     1.7   Clause References............................................................    10
     1.8   Document References..........................................................    10
     1.9   Calculation of Periods.......................................................    10
     1.10  General Words................................................................    10

2.   SALE AND PURCHASE..................................................................    10
     2.1   Agreement....................................................................    10
     2.2   Consents and Pre-Emption Waiver..............................................    11
     2.3   Vendors' Warranties..........................................................    11
     2.4   Purchaser's Warranties.......................................................    12
     2.5   Severability.................................................................    12

3.   CONSIDERATION......................................................................    12
     3.1   Amount.......................................................................    12
     3.2   Apportionment................................................................    12
     3.3   Satisfaction of the Consideration............................................    12
     3.4   Vendors' Representations and Undertakings concerning Consideration
           Shares.......................................................................    13

4.   RELATIONSHIPS WITH THE COMPANY.....................................................    13
     4.1   General......................................................................    13
     4.2   Exclusions...................................................................    14

5.   COMPLETION.........................................................................    15
     5.1   Date and Venue...............................................................    15
     5.2   Vendors' Obligations.........................................................    15
     5.3   Purchaser's Obligations......................................................    17
     5.4   Receipts.....................................................................    17
     5.5   Other Transactions...........................................................    18

6.   OTHER TRANSACTIONS.................................................................    18
     6.1   Deed of Covenant.............................................................    18
     6.2   Tax Deed.....................................................................    18
     6.3   Shareholders Agreement.......................................................    18
     6.4   Service Agreements...........................................................    18
     6.5   Financial Assistance.........................................................    18

7.   NET PROFIT AND COMPLETION ASSETS......................................................   19
     7.1   Net Profit and Completion Assets Warranty.......................................   19
     7.2   Accounting Bases................................................................   19
     7.3   Completion Accounts.............................................................   20
     7.4   Shortfall Compensation..........................................................   21
     7.5   Auditors' Costs.................................................................   22

8.   WARRANTIES, INDEMNITIES AND COVENANTS.................................................   22
     8.1   The Warranties..................................................................   22
     8.2   Limitations.....................................................................   22
     8.3   Quantification of Loss..........................................................   22
     8.4   Further Disclosure..............................................................   24
     8.5   Indemnities.....................................................................   24
     8.6   Indemnity Payments..............................................................   28
     8.7   Satisfaction of claims..........................................................   29

9.   FURTHER OBLIGATIONS OF THE PURCHASER..................................................   29
     9.1   Warranties......................................................................   29
     9.2   Employee Bonus..................................................................   29

10.  FURTHER ASSURANCE.....................................................................   30
     10.1  Vesting Ownership and Ensuring Benefit..........................................   30
     10.2  Information.....................................................................   30

11.  GENERAL...............................................................................   30
     11.1  Costs...........................................................................   30
     11.2  Successors......................................................................   30
     11.3  Collateral Agreements and Variations............................................   31
     11.4  Continuing Effect...............................................................   31
     11.5  Non-Waiver......................................................................   31
     11.6  Several Dealings................................................................   31
     11.7  Circulars and Announcements.....................................................   31
     11.8  Previous Agreements.............................................................   32
     11.9  Consents........................................................................   32
     11.10 Counterparts....................................................................   32
     11.11 Fraud...........................................................................   32
     11.12 Law and Proceedings.............................................................   32

12.  NOTICES...............................................................................   32
     12.1  Authorised Addresses............................................................   32
     12.2  Service.........................................................................   33

SCHEDULE 1.................................................................................   34
     Sub-clause 2.1: The Vendors and their respective Shares and Consideration.............   34

SCHEDULE 2.................................................................................   35
     Sub-clause 1.1: Information concerning the Company....................................   35

SCHEDULE 3..................................................................................  36
    Sub-clause 1.1: The Properties..........................................................  36

SCHEDULE 4..................................................................................  37
    Sub-clause 8.1: The Warranties..........................................................  37

1.  PRELIMINARY.............................................................................  37
    1.1   Definitions.......................................................................  37
    1.2   Disclosures.......................................................................  37
    1.3   Other Knowledge...................................................................  37
    1.4   Warrantors' claims against the Company............................................  38
    1.5   Independence of Warranties........................................................  39
    1.6   Warranties........................................................................  39

2.  COMPANY INFORMATION.....................................................................  39
    2.1   Incorporation, Constitution and Statutory Matters.................................  39
    2.2   Share Capital and Shares..........................................................  40

3.  ACCOUNTS AND RECORDS....................................................................  41
    3.1   Contents of Accounts..............................................................  41
    3.2   Stock Valuations..................................................................  41
    3.3   Stock Provisions..................................................................  42
    3.4   Debts.............................................................................  42
    3.5   Depreciation......................................................................  42
    3.6   Company Records:..................................................................  42
    3.7   Management Accounts...............................................................  43
    3.8   Accountants Report................................................................  43

4.  FINANCIAL MATTERS.......................................................................  44
    4.1   Bank Accounts.....................................................................  44
    4.2   Financial Facilities..............................................................  44
    4.3   Encumbrances......................................................................  44
    4.4   Loss of Benefits..................................................................  44
    4.5   Details of Benefits...............................................................  45
    4.6   Guarantees for the Company........................................................  45
    4.7   Foreign Exchange Commitments......................................................  45
    4.8   Creditors.........................................................................  45

5.  REAL PROPERTY...........................................................................  45
    5.1   Identity and Information..........................................................  45
    5.2   Title.............................................................................  45
    5.3   Possession........................................................................  45
    5.4   Adverse Interests.................................................................  46
    5.5   Outgoings.........................................................................  46
    5.6   Disputes..........................................................................  46
    5.7   Use...............................................................................  46
    5.8   Notices and Proposals.............................................................  46

      5.9   Compensation...................................................................   46
      5.10  Public Authority Obligations...................................................   46
      5.11  Leasehold Obligations..........................................................   46
      5.12  Adjacent Land..................................................................   47

6.    INTELLECTUAL PROPERTY................................................................   47
      6.1   Ownership......................................................................   47
      6.2   Registered Intellectual Property...............................................   47
      6.3   Adverse Claims.................................................................   47
      6.4   Infringement of Third Party Rights.............................................   47
      6.5   Third Party Rights.............................................................   47
      6.6   Licences from Third Parties....................................................   48
      6.7   Disclosures....................................................................   48
      6.8   Trade Names....................................................................   48
      6.9   Business Name..................................................................   48
      6.10  Software.......................................................................   49
      6.11  Software Support...............................................................   49
      6.12  Failures.......................................................................   50
      6.13  Millennium Compliance..........................................................   50
      6.14  Millennium Compliance Undertakings.............................................   50

7.    PHYSICAL ASSETS......................................................................   50
      7.1   Ownership......................................................................   50
      7.2   Leasing and Hire Purchase......................................................   51
      7.3   Asset Register.................................................................   51
      7.4   Condition......................................................................   51
      7.5   Computers......................................................................   52

8.    CONDUCT OF BUSINESS..................................................................   52
      8.1   Business Since Last Accounting Date............................................   52
      8.2   October Trading................................................................   54
      8.3   Authorisations and Approvals...................................................   54
      8.4   Data Protection Act............................................................   55
      8.5   Absence of Legal Proceedings...................................................   55
      8.6   Public Obligations.............................................................   55
      8.7   Invalid and Disputed Contracts.................................................   55
      8.8   Negligent Services.............................................................   56
      8.9   Product and Service Complaints.................................................   56
      8.10  Orders and Judgments...........................................................   56
      8.11  Competition Law................................................................   56
      8.12  Contractual Characteristics....................................................   57
      8.13  Overseas Undertakings..........................................................   59
      8.14  Agency Distributorship and Similar Arrangements................................   59
      8.15  Material Contracts.............................................................   60
      8.16  Adverse Matters................................................................   60
      8.17  Insurance:.....................................................................   60
      8.18  Legal Documents................................................................   61

      8.19  Effect of Agreement...........................................................   61
      8.20  Health & Safety...............................................................   61
      8.21  Improper Practices............................................................   61
      8.22  Outstanding Tenders...........................................................   62
      8.23  Acquisitions and Disposals....................................................   62

9.    EMPLOYMENT MATTERS..................................................................   62
      9.1   Employment Particulars........................................................   62
      9.2   Termination of Employment.....................................................   63
      9.3   Disputes with Employees.......................................................   63
      9.4   Compensation Obligations......................................................   63
      9.5   Employee Claims...............................................................   63
      9.6   Incentive Arrangements........................................................   64
      9.7   Long-Term Contracts...........................................................   64
      9.8   Trade Unions..................................................................   64
      9.9   Industrial Action.............................................................   64
      9.10  Employment Records............................................................   64
      9.11  Contracts of Employment.......................................................   65
      9.12  Credit Cards..................................................................   65
      9.13  Obligations to Employees......................................................   65
      9.14  TUPE..........................................................................   65
      9.15  Hartley Print Limited.........................................................   65
      9.16  Maximum Working Hours.........................................................   65

10.   PENSIONS............................................................................   65
      10.1  Benefit Obligations...........................................................   65
      10.2  Disclosed Scheme..............................................................   66
      10.3  Statutory Status..............................................................   66
      10.4  Claims........................................................................   67
      10.5  OPRA Report...................................................................   68

11.   TAXATION............................................................................   68
      11.1  Submission of Returns.........................................................   68
      11.2  Submission of Claims..........................................................   68
      11.3  Concessions and Agreements....................................................   68
      11.4  Payment of Tax Due............................................................   68
      11.5  Penalties and Interest........................................................   68
      11.6  Liability as Agent............................................................   68
      11.7  PAYE..........................................................................   69
      11.8  Deduction of Tax..............................................................   69
      11.9  Back Duty Claims..............................................................   69
      11.10 Accounts Provisions...........................................................   69
      11.11 Book and Tax Values of Fixed Assets...........................................   69
      11.12 Book and Tax Values of Capital Gains Assets...................................   69
      11.13 Distributions.................................................................   70
      11.14 Capital Distributions.........................................................   70
      11.15 Loan Relationships............................................................   70

      11.16  Deep Discount and Relevant Discounted Securities..............................   70
      11.17  Premiums on Leases............................................................   70
      11.18  Sale and Leaseback............................................................   70
      11.19  Non-Allowable Payments........................................................   70
      11.20  No Unremittable Income........................................................   70
      11.21  Transfer Pricing..............................................................   71
      11.22  Give as You Earn..............................................................   71
      11.23  Pension Scheme Refunds........................................................   71
      11.24  Profit-Related Pay............................................................   71
      11.25  No Unremittable Gains.........................................................   71
      11.26  No Disposal within Specific Sections..........................................   71
      11.27  Debts.........................................................................   71
      11.28  Transfer of Trade.............................................................   71
      11.29  Rollover Relief...............................................................   71
      11.30  Assets Ceasing to be Within Charge to UK Tax..................................   71
      11.31  Close Company.................................................................   71
      11.32  Close Company Distributions...................................................   72
      11.33  Close Investment-Holding Company..............................................   72
      11.34  Loans to Participators........................................................   72
      11.35  Tax Avoidance.................................................................   72
      11.36  General Anti-Avoidance........................................................   72
      11.37  Further Anti-Avoidance........................................................   72
      11.38  Inheritance Tax...............................................................   72
      11.39  Compliance with VAT Administrative Requirements...............................   73
      11.40  Value Added Tax Groups........................................................   73
      11.41  Security and Value Added Tax..................................................   73
      11.42  Partial Exemption.............................................................   73
      11.43  VAT on Property Transactions..................................................   73
      11.44  Overseas VAT Recovery.........................................................   73
      11.45  Transfer of Business as a Going Concern.......................................   73
      11.46  Bad Debt Relief...............................................................   73
      11.47  Capital Goods Scheme..........................................................   74
      11.48  Duties, etc...................................................................   74
      11.49  Due Payment of Stamp Duty and Stamp Duty Reserve Tax..........................   74

12.   ENVIRONMENTAL MATTERS................................................................   74
      12.1   Existing Legislation..........................................................   74
      12.2   Breach of Legislation.........................................................   74
      12.3   Litigation....................................................................   74
      12.4   Quality Limits and Quality Objectives.........................................   75
      12.5   Released Substances...........................................................   75
      12.6   Hazardous Substances..........................................................   75
      12.7   Objectives....................................................................   75
      12.8   Authorisations................................................................   75
      12.9   Authorisations withdrawn......................................................   75
      12.10  Other authorisations..........................................................   75

13.   MISCELLANEOUS.......................................................................    76
      13.1  Accuracy of Information.......................................................    76
      13.2  Finders Fee...................................................................    76
      13.3  Vendors' Interests............................................................    76

SCHEDULE 5................................................................................    77
      Sub-clause 8.2 : Limitations on Claims..............................................    77

1.    LIABILITY FOR WARRANTY CLAIMS.......................................................    77
      1.1   Time Limits...................................................................    77
      1.2   Claim Notices and Proceedings.................................................    77
      1.3   Contents of Claim Notices.....................................................    77
      1.4   Timing of Claim Notices.......................................................    78

2.    MAXIMUM LIABILITY...................................................................    78
      2.1   Aggregate Liability...........................................................    78
      2.2   Individual Liability..........................................................    78

3.    MATERIALITY.........................................................................    78
      3.1   Aggregate Threshold...........................................................    78
      3.2   Trivial Claims................................................................    78

4.    DOUBLE RECOVERY.....................................................................    79

5.    RIGHTS AGAINST THIRD PARTIES........................................................    79
      5.1   Prosecution of Claims.........................................................    79
      5.2   Insurance.....................................................................    79
      5.3   Subsequent Recovery...........................................................    79
      5.4   Mitigation....................................................................    80
      5.5   Exclusions applicable to Warranties...........................................    80
      5.6   Contingent Liabilities........................................................    80
      5.7   No Rescission.................................................................    80

SCHEDULE 6................................................................................    81
      Clause 9.1: Warranties by the Purchaser.............................................    81
      Part I: Warranties..................................................................    81
      Part II: Liabilities................................................................    83

SCHEDULE 7................................................................................    85
      Agreed Form Documents...............................................................    85

SCHEDULE 8................................................................................    86
      Sub-clause 5.2.1 : Persons to give a Deed of Covenant...............................    86

SCHEDULE 9................................................................................    87
      Clause 6.4 : Persons to enter into a Service Agreement..............................    87

SCHEDULE 10...............................................................................    88
      Clause 9.2 : Employee Bonus Payments................................................    88

SCHEDULE 11.......................................................................................    89
     Part I: Clause 3.5...........................................................................    89
     Representations and Warranties of Vendors regarding acquisition of Consideration Shares......    89
     Part II: Clause 3.5..........................................................................    90
     Agreements of Vendors in connection with their acquisition of Consideration Shares:..........    90
     Part III: Clause 8.7.4.......................................................................    92
     Payments of Indemnity Claims with Shares.....................................................    92

THIS AGREEMENT is made on the 2/nd/ of November, 1999

BETWEEN:

(1) THE PERSONS whose respective names and addresses are set out in column 1 of Schedule 1 ("the Vendors");

(2) IMPAC GROUP, INC a company incorporated in the State of Delaware USA whose address for service in the United Kingdom is at Drayton House Drayton Chichester West Sussex PO20 6EW ("the Purchaser")

WHEREAS:

(A) The Vendors are together the registered holders and the beneficial owners of the entire issued share capital of the Company

(B) It has been agreed that the Vendors should sell and the Purchaser should purchase all the issued shares in the capital of the Company upon the terms herein contained

NOW IT IS AGREED that:

1.    INTERPRETATION

1.1   Definitions

      In this Agreement including its Recitals and (subject to sub-paragraph 1.1 of Schedule 4) its Schedules:

      "the Accounting Date"             means 30 September;

      "the Last Accounting Date"        means 30 September 1998;

      "the Accounts"                    means the audited balance sheet and
                                        profit and loss account of the Company
                                        at and for the financial years ended on
                                        the Last Accounting Date (including the
                                        notes thereto and the directors' and
                                        auditors' reports thereon or attached
                                        thereto);

      "agreed form"                     any reference herein to a document being
                                        "in agreed form" means that document in
                                        terms
                                        agreed between the Vendors' Solicitors
                                        and the Purchaser's Solicitors;

      "Associate"                       means any person:

                                        (a)   which is a subsidiary of or
                                              controlled by the person
                                              concerned; or

                                        (b)   of which or by whom the person
                                              concerned is a subsidiary or is
                                              controlled; or

                                        (c)   who or which is a subsidiary of or
                                              controlled by a person who or
                                              which controls or is the holding
                                              company of the person concerned;
                                              or

                                        (d)   in which the person concerned has
                                              a direct or indirect financial
                                              interest (disregarding any
                                              interest in shares in a company
                                              quoted on a recognised stock
                                              exchange representing less than
                                              one per cent (1%) of its issued
                                              share capital and investments in
                                              independently managed pension
                                              schemes, unit trusts, managed
                                              funds or any similar investments);
                                              or

                                        (e)   of which one is an officer of the
                                              other; or

                                        (f)   of which one is the spouse,
                                              parent, issue, brother or sister
                                              of the other; or

                                        (g)   of which one is trustee or nominee
                                              for the other or for any associate
                                              of the other (whether sole or
                                              joint trustee or nominee and
                                              whether the other or the associate
                                              is sole or one of several
                                              beneficiaries); or

                                        (h)   who or which is acting on behalf
                                              of that other; or

                                        (i)   with which or with whom the person
                                              concerned is acting in concert
                                              within the meaning of the City
                                              Code on Take-overs and Mergers;

      "the Auditors"                    means Messrs Grant Thornton of 1
                                        Westminster Way Oxford OX2 0PZ;

      "aware" means that the person concerned is either actually aware or ought to be aware were he diligently to make appropriate and reasonable enquiries and give the matter careful consideration;

      "the Company"                     means Thamesdown Colour Limited, a
                                        private limited company incorporated in
                                        England particulars of which are set out in Schedule 2;

      "the Companies Acts"              means the Companies Act 1985 and the
                                        Companies Act 1989 as the same have from time to time been amended and are now in force;

      "Completion"                      means actual completion of the sale and
                                        purchase hereunder;

      "Completion Accounts"             means the accounts prepared pursuant to
                                        sub-clause 7.3 which have become final
                                        and conclusive as therein provided;

      "Confidential Information"        means any and all information and other
                                        matters referred to in paragraph (a) of
                                        the definition of Intellectual Property
                                        and all other information of a
                                        confidential nature relating to
                                        customers, suppliers, finances or other
                                        affairs of the Company;

      "the Consideration"               means the aggregate consideration
                                        payable hereunder for all the Shares;

      "Consideration Shares"            means the shares in the capital of the
                                        Purchaser to be issued to the Vendors in part satisfaction of the Consideration pursuant to clause 3.3.1;

      "the Deeds of Covenant"           means the Deeds of Covenant to be
                                        entered into pursuant to sub-clause 6.1;

      "the Disclosure Letter"           means the letter written by or on behalf
                                        of the Vendors to the Purchaser of even
                                        date herewith and described as such;

      "Encumbrance"                     means any mortgage, charge, lien,
                                        pledge, option, right to acquire, equity or other encumbrance or adverse interest whatsoever or commitment to constitute any of the same;

      "Environmental Claim"             means any claim, notice of violation,
                                        prosecution, demand, action, official
                                        warning, abatement or other order or
                                        notice (conditional or otherwise),
                                        relating to any Environmental Matter and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental
                                        Law;

      "Environmental Law"               includes all or any law, statute,
                                        statutory instrument, rule, regulation,
                                        treaty, directive, direction, by-law,
                                        code of practice, circular, guidance
                                        note, order, notice, demand, decision of the courts or anything like any of the foregoing of any governmental authority or agency or any regulatory body or any other government or private court, tribunal, alternative dispute resolution system, arbitration panel, special prosecutor or investigating committee or any other body whatsoever in any jurisdiction or the European Union relating to Environmental Matters applicable for the time being to the Company and/or the business carried on by the Company including, and without prejudice to the generality of the foregoing, the Environmental Protection
                                        Act 1990 as amended by the Environment
                                        Act 1995 and the draft guidance
                                        issued thereunder by the Department of
                                        the Environment in September 1996 (or
                                        any subsequent guidance) as though it
                                        were in force;

      "Environmental Licence"           means any permit, licence,
                                        authorisation, consent, certificate,
                                        regulatory plan, compliance schedule or
                                        other approval obtained or which ought
                                        to have been obtained at any time by the Company and/or in relation to the business carried on by the Company pursuant to any Environmental Law;

      "Environmental Matters"           includes any of the following:

                                        (a)   any generation, deposit, disposal,
                                              keeping, treatment,
                                              transportation, transmission,
                                              handling, emission, discharge,
                                              release, threatened release,
                                              creation, storage or manufacture
                                              of any Relevant Substance;

                                        (b)   any nuisance, noise, defective
                                              premises, health and safety at
                                              work or elsewhere;

                                        (c)   the carrying out of any
                                              development (as defined in section
                                              55(1) of the Town and Country
                                              Planning Act 1991); and

                                        (d)   the pollution, conservation or
                                              protection of the environment
                                              (which includes natural resources
                                              whether pertaining to life or not,
                                              such as air, water, soil, fauna
                                              and flora and the interactions
                                              between the same factors and also
                                              the built environment) or of man
                                              or any living organisms supported
                                              by the environment or any other
                                              matter whatsoever affecting the
                                              environment or any part of it ;

      "Guarantee"                       means any guarantee, indemnity,
                                        suretyship, letter of comfort  or other
                                        assurance, security or right of set-off
                                        given or undertaken by a person to
                                        secure or support the obligations
                                        (actual or contingent) of any third
                                        party and whether given directly or by
                                        way of counter-indemnity to any third
                                        party who has provided a Guarantee;

      "the Indemnities"                 means the obligations of the Warrantors
                                        under the Tax Deed ;

      "Intellectual Property"           means:

                                        (a)   all know-how, expertise,
                                              technological information, data,
                                              formulae, designs, processes,
                                              specifications and other knowledge
                                              and information;

                                        (b)   all drawings, writings and other
                                              papers, computer programs and
                                              other tangible and non-tangible
                                              manifestations of any items
                                              referred to in paragraph (a) of
                                              this definition;
                                        (c)   all rights to and copyright,
                                              patent, trade mark, registered
                                              design, design right and other
                                              protection for or relating to the
                                              foregoing; and

                                        (d)   all claims and rights in or
                                              arising from the foregoing;

      "the Management Accounts"         means the management accounts of the
                                        Company a copy of which is attached to
                                        the Disclosure Letter;

      "Net Assets"                      has the meaning ascribed to it in sub-
                                        clause 7.1.2;

      "person" includes any legal or natural person, partnership, trust, company, government, local or public authority department or other body or association of persons (whether corporate or unincorporated);

      "the Properties" and              both mean the land described in
      "the Property"                    Schedule 3;

      "the Purchaser's Solicitors"      means Laytons at Carmelite 50 Victoria
                                        Embankment Blackfriars London EC4Y 0LS;

      "Purchaser Group"                 means the Purchaser, any subsidiary of
                                        the Purchaser for the time being, any
                                        holding company of the Purchaser for the time being and any subsidiary for the time being of any such holding company, but shall not include the Company;

      "Relevant Substance"              means:

                                        (a)   any radioactive emissions;

                                        (b)   electricity and any electrical or
                                              electromagnetic emissions;

                                        (c)   any substance whatsoever (whether
                                              in a solid or liquid form or in
                                              the form of a gas or vapour and
                                              whether alone or in combination
                                              with any other substance);

                                        (d)   waste (as defined in section 1 of
                                              the Environmental Protection Act
                                              1990 as amended); and

                                        (e)   any activity or other phenomenon
                                              which in the case of (c) and (d)
                                              is capable of causing harm to man
                                              or any other living organism
                                              supported by the environment
                                              (which includes natural resources
                                              whether pertaining to life or not,
                                              such as air, water, soil, fauna
                                              and flora and the interaction
                                              between the same factors and also
                                              the built environment) or damaging
                                              the environment or public health
                                              or welfare;

      "the Retained Consideration"      means the part of the Consideration
                                        payable in accordance with clause 3.3.3;

      "the Shareholders Agreement"      means an agreement in agreed form
                                        amongst the stockholders of the
                                        Purchaser and to which each of the
                                        Vendors is to execute at Completion a
                                        Deed of Accession;

      "the Shares"                      means all the issued shares in the
                                        capital of the Company (being the shares to be sold and purchased hereunder);

      "Tax" means any liability to any form of taxation or other financial duty, levy, withholding or impost of any kind, whether of the United Kingdom or not and whether of a supra-national, national, regional, municipal or other public authority (including without limitation the following taxes of the United Kingdom namely corporation tax, income tax, capital gains tax, any liability arising under Sections 419 to 422 (inclusive) of ICTA, any liability arising under Sections 747 to 756 (inclusive) of ICTA, value added tax, inheritance tax, national insurance contributions, stamp duty, stamp duty reserve tax, insurance premium tax, customs import and export duties, exercise duties, universal business rates and other municipal levies) and all sums paid in respect thereof by way of deduction, in advance or otherwise and all fines, penalties, charges, reasonable costs and interest incidental or relating thereto;

      "Tax Authority"                   means any fiscal or revenue authority,
                                        whether in the United Kingdom or
                                        elsewhere, empowered to impose, assess
                                        and/or collect Tax;

      "the Tax Deed"                    means the Deed to be entered into
                                        pursuant to sub-clause 6.2;

     "Tax Warranties"              means the warranted statements contained in
                                   paragraph 11 of Schedule 4;

     "Transaction Documents"       means this Agreement and all documents which
                                   are in agreed form and all documents which are required by the terms of this Agreement or any such document to be entered into by the parties or any of them and all other documents entered into by the parties or any of them in connection with this Agreement or any such document;

     "the Vendors' Solicitors"     means Wiggin and Co of The Quadrangle
                                   Imperial Square Cheltenham Gloucestershire
                                   GL50 1YX;

     "the Warranties"              means the warranted statements in Schedule 4;

     "the Warrantors"              means the Vendors excepting Peter Hanley;

     "Working Day"                 means a day not being a Saturday, Sunday or
                                   public holiday in London, England

1.2  Part XXVI Companies Act 1985

     Part XXVI Companies Act 1985 shall apply herein for the purposes of interpretation save in respect of the Tax Warranties, the Tax Deed and otherwise as herein expressly provided to the contrary

1.3  Statutory Provisions

     References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modifications) and any statutory instruments issued pursuant to them, to the extent that such amendment, re-enactment or statutory instrument does not change the law in force as at the date of this Agreement

1.4  Obligations

     All warranties, indemnities, covenants, agreements, undertakings and obligations given or entered into by more than one person in or pursuant to this Agreement or any other Transaction Document are given or entered into jointly and severally

1.5  Gender and Number

     Each gender includes each other gender and the singular the plural and vice versa

1.6  Headings

     Clause headings shall be ignored in interpretation

1.7  Clause References

     References to clauses, sub-clauses, paragraphs, parts, schedules and annexes are to clauses, sub-clauses, paragraphs, parts, schedules and annexes of or to this Agreement unless otherwise expressly stated

1.8  Document References

     Reference to this Agreement or any of the Transaction Documents or other document or to any specified provision of the same are to the same as in force for the time being and as varied from time to time in accordance with the terms of the same or with the agreement of the relevant parties

1.9  Calculation of Periods

     Where any period is prescribed in this Agreement as being "from", "after" or "following" a date or event, that period shall commence on the day following that date or event and shall end at midnight on the last day of the period so specified

1.10 General Words

     The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider interpretation is possible


2.   SALE AND PURCHASE

2.1  Agreement

     The Vendors (in the proportions set against their respective names in the second column of Schedule 1) with full title guarantee shall sell and the Purchaser, in reliance upon the Warranties and other provisions of this Agreement, shall purchase the entire legal and beneficial ownership of and in the Shares free from Encumbrance and together with all rights at the Last Accounting Date or thereafter attaching thereto (including without limitation the right to receive any dividend or other distribution upon or in respect of any of the Shares which after the Last Accounting Date may have been declared or under the rights attached to any of the Shares ought to have been declared assuming it to have been lawful, or which was declared before but remained unpaid at the Last Accounting Date, except the dividends listed in the Disclosure Letter with express reference to this sub-clause 2.1)

2.2  Consents and Pre-Emption Waiver

     In consideration of the sale and purchase hereby contracted each of the
     Vendors:

     2.2.1 irrevocably consents to the sale and transfer of the Shares to the Purchaser;

     2.2.2 waives all rights of pre-emption and similar rights in respect of such transfer;

     2.2.3 shall procure the grant by any other person of all other such consents and waivers as may be necessary;

     2.2.4 warrants that no person other than the Vendors is party to any shareholders agreement or similar document containing any restriction upon or requirement for consent to such sale and transfer or which imposes any obligation on the Company or which is otherwise relevant to this transaction

2.3  Vendors' Warranties

     The Vendors covenant, represent and warrant to the Purchaser that:

     2.3.1 at Completion the full legal and beneficial interest in the Shares will be transferred with full title guarantee to the Purchaser free from Encumbrances and on the terms set out in this Agreement;

     2.3.2 the Shares constitute the whole of the allotted and of the issued share capital of the Company;

     2.3.3 they have full power and authority without requiring the consent of any person (and have duly exercised such power and authority) to enter into and perform their obligations under this Agreement and all Transaction Documents;

     2.3.4 they have each taken all necessary action to authorise the execution, delivery and performance of this Agreement and all Transaction Documents;

     2.3.5 this Agreement and all Transaction Documents will, when executed, constitute lawful valid obligations binding upon them in accordance with their respective terms;

     2.3.6 the execution, delivery and performance of or compliance with the provisions of this Agreement and each of the other Transaction Documents by the Vendors will not cause or constitute any breach or default of or under any instrument to which any of them is party or under any law or regulation in any jurisdiction or of any order, judgment or decree of any court or governmental agency

2.4  Purchaser's Warranties

     The Purchaser covenants, represents and warrants to the Vendors that:

     2.4.1 it has and has duly exercised full power and authority to enter into and perform its obligations under this Agreement and all Transaction Documents;

     2.4.2 it has taken all necessary corporate or other action and obtained all necessary consents to authorise the execution, delivery and performance of this Agreement and all Transaction Documents;

     2.4.3 this Agreement and all Transaction Documents will, when executed, constitute lawful, valid obligations binding upon it in accordance with their respective terms;

     2.4.4 the execution, delivery and performance of or compliance with the provisions of this Agreement and each of the other Transaction Documents by the Purchaser will not cause or constitute any breach or default of or under any instrument to which it is party or under any law or regulation in any jurisdiction or of any order, judgment or decree of any court or governmental agency

2.5  Severability

     The Purchaser shall be entitled but not obliged to complete its purchase of some of the Shares hereunder if the sale and purchase of all the Shares is not completed simultaneously in accordance with the terms hereof


3.   CONSIDERATION

3.1  Amount

     Subject to clause 7, the aggregate Consideration for the sale of all the Shares shall be the amount of SIX MILLION FIVE HUNDRED AND THIRTY-SEVEN THOUSAND SEVEN HUNDRED AND FIFTY POUNDS ((Pounds)6,537,750) which shall be satisfied in accordance with the remaining provisions of this clause

3.2  Apportionment

     The aggregate Consideration shall be apportioned rateably amongst the Shares

3.3  Satisfaction of the Consideration

     The Consideration shall be satisfied as follows:

     3.3.1 as to the sum of (Pounds)1,437,500, being the part of the Consideration payable for the Shares of classes A1 to G1 inclusive - by the allotment and issue to the Vendors credited as fully paid of the number of shares of series A Common Stock of the Purchaser set against the respective names of the Vendors in
               Schedule 1, such issue to be in reliance upon the provisions of
               Schedule 11 and on the basis provided therein and in clause 8.7;

     3.3.2 as to the remaining Consideration, being the part of the Consideration payable for the Shares of classes A(Pounds)1 to G(Pounds)1 inclusive and A1p to G1p inclusive:

               (a)  as to the sum of (Pounds)4,950,250 - in cash upon Completion

               (b) as to the remaining amount of (Pounds)150,000 - in cash by bank transfer to the client account of the Vendors' Solicitors details of which are set out in sub-clause 5.3.1 and in accordance with clause 7 on the date twenty-one days after the Completion Accounts become final and conclusive as provided in clause 7.3

3.4 Vendors' Representations and Undertakings concerning Consideration Shares The provisions of Schedule 11 shall have effect as if herein set out at length


4.   RELATIONSHIPS WITH THE COMPANY

4.1  General

     The Vendors undertake with the Purchaser that, subject to sub-clause 4.2, upon or before Completion each of the Vendors will:

     4.1.1 repay and fulfil, or procure there to be repaid and fulfilled, to the Company all sums and liabilities which are owing, incurred or outstanding to the Company at Completion by him or by any Associate of himself;

     4.1.2 return to the Company any item of property of the Company in the possession or control of himself or any Associate of himself;

     4.1.3 confirm, and procure that such of his Associates as the Purchaser may specify prior to Completion confirm, to the Company and to the Purchaser in writing, and will procure that:

               (a) neither he nor any such Associate has any claim, entitlement or rights whatsoever (whether contractual, tortious, statutory or otherwise howsoever) against the Company or in respect of any of the Shares save those agreed to be sold by him hereunder;

               (b) the Company is not in any way obliged or indebted to him or to any such Associate; and

               (c) neither he nor any such Associate owns or has any interest in any item which is then or has been at any time during the six months preceding Completion used in the business of the Company;

     4.1.4 assign, and procure that such of his Associates as the Purchaser may specify assign, to the Company or to such person as the Purchaser specifies, any rights in any Intellectual Property now or then held by him or such Associate which is used by or is relevant to any business of the Company;

     4.1.5 acknowledge and undertake that neither he nor any Associate of his then has, or at any time during the six months preceding Completion has had, any right to use or any other right or interest in or relating to any such Intellectual Property;

     4.1.6 cause each Associate (except Neil Curry, Robert Hanley, Diane Hanley and Ben Watson) of any of the Vendors to resign from any employment with the Company and acknowledge to the Company and the Purchaser under seal that he or she has no claim against the Company whatsoever relating to any such employment or its termination or otherwise arising therefrom and enters into a Compromise Agreement in compliance with Section 103 Employment Rights Act 1996 in respect of such termination, each such resignation and confirmation being without payment or liability by or upon the Company and the Vendors shall indemnify the Company against any loss or liability incurred by it which it would not have incurred had the foregoing sub-clauses been wholly complied with and (in the cases of sub-clauses 4.1.3 and 4.1.4 of this sub-clause 4.1) all Associates of the Vendors had been specified in accordance therewith

4.2  Exclusions

     Nothing in sub-clause 4.1 or in any document entered into pursuant thereto shall apply to:

     4.2.1 any tangible asset owned by the Company but physically held by any of the Vendors to enable him more effectively to perform his duties to the Company as its employee if his employment by the Company is to continue after Completion;

     4.2.2 any claim, entitlement, right, obligation, indebtedness or interest disclosed in the Disclosure Letter with express reference to this sub-clause 4.2;

     4.2.3 salary and other remuneration of the Vendors, at the rates and upon the basis disclosed in the Disclosure Letter, accrued to the date of Completion during the month preceding the date of Completion


5.   COMPLETION

5.1  Date and Venue

     Subject to the provisions of this Agreement Completion shall take place at the offices of the Purchaser's Solicitors immediately following signature of this Agreement

5.2  Vendors' Obligations

     Upon Completion the Vendors shall:

     5.2.1     Deliver to the Purchaser's Solicitors:

               (a) duly executed transfers of the Shares in favour of the Purchaser or as it may direct together with the respective share certificates and, if the transferor is not the holder of the shares transferred as shown in the register of members of the Company, such other documents as may be necessary or appropriate to prove the transferor's title to the same and procure the registration of such transfers;

               (b)  the Deeds of Covenant duly executed by the persons listed in
                    Schedule 8;

               (c)  the Tax Deed duly executed by each of the Warrantors;

               (d) all releases (including release from any Encumbrance), consents and similar documents necessary for Completion to be effected without Completion or any matter to be effected at Completion constituting a breach of any agreement or other obligation or entitling any person to take any action against the Company or the Shares and enabling legal and beneficial ownership in the Shares to be transferred free from any Encumbrance;

               (e) the resignations required by sub-clause 5.2.2 duly executed as required by the respective persons who so resign;

               (f)  the items required by clause 4;

               (g) certificates from each of the banks at which the Company maintains accounts of the amounts standing to the credit (or debit) of each of such accounts at the close of business on the Working Day last preceding the day of Completion;

               (h) powers of attorney in agreed form duly executed by each of the Vendors in favour of the Purchaser and each person for the time being a director of the Purchaser, authorising them to exercise the voting and other rights attached to the Shares and related matters;

               (i) a Deed of Accession to the Shareholders Agreement duly executed by each of the Vendors;

               (j) duly executed powers of attorney or other authorities (or correct and complete copies of the same duly certified in accordance with the Powers of Attorney Act 1971) under which any document required to be delivered at Completion has been executed;

               (k) each of the Service Agreements to be entered into pursuant to clause 5.3.4 duly executed by the employee who is party to it

     5.2.2     Procure:

               (a) due approval for registration in the register of members of the Company of the share transfers required to be effected under this Agreement in accordance with the relevant Articles of Association;

               (b) that such persons as the Purchaser may nominate are validly appointed additional directors and the Secretary of the Company and that upon such appointment the Secretary of the Company resigns, such resignation being confirmed by the person resigning handing to the Purchaser a letter executed as a deed addressed to the Company in a form required by the Purchaser acknowledging that he has no claim or entitlement whatsoever against or from the Company outstanding or arising from termination of his office or employment whether for compensation, arrears of salary, fees, expenses, damages or otherwise howsoever;

     5.2.3     Deliver to the Purchaser as agent for the Company:

               (a)  the title deeds to the Properties;

               (b) all the statutory and other books duly written up to date of the Company and its certificate of incorporation and common seal

5.3  Purchaser's Obligations

     Subject to due performance by the Vendors of their obligations hereunder the Purchaser shall upon Completion:

     5.3.1 transfer by bank transfer to the following client account of the Vendors' Solicitors the amount of the consideration payable in cash upon Completion:
               Bank: Barclays Bank plc, 128 High Street, Cheltenham, Glos GL50
               1EL
               Sort Code: 20-20-15
               Account Number: 20957259
               Account Name: Wiggin and Co Client's Premium Account

     5.3.2 issue to each of the Vendors credited as fully paid the number of Consideration Shares set against his name in column 5 of Schedule 1, such issue to be conditional upon its not being cancelled pursuant to clause 8.7

     5.3.3 deliver to the Purchaser's Solicitors certificates for the Consideration Shares, to be held by them until the Release Date whereupon the same shall, as soon as is practicable, be delivered by the Purchaser's Solicitors to the Vendors' Solicitors; for this purpose "Release Date" means the later of 1 May 2001 and the date upon which any claim by the Purchaser that a Liability within the meaning of clause 8.7.1 exists, being a claim of which notice is given before 1 May 2001, is finally resolved by agreement between the parties or by judgment of a court of competent jurisdiction from which no appeal can still be made

     5.3.4 deliver to the Vendors' Solicitors a counterpart duly executed by the parties to the same (other than those who are Vendors or Warrantors) of the following documents required to be entered into pursuant to clause 6:

               (a)  the Tax Deed

               (b)  the Deeds of Covenant

               (c)  the Service Agreements
5.4  Receipts

     The receipt of the Vendors' Solicitors for any monies paid to them by the Purchaser on account of the Consideration and documents delivered to them on behalf of the

     Vendors shall be a good discharge to the Purchaser, which shall not be concerned with distribution of the same amongst the Vendors

5.5  Other Transactions

     It shall be a pre-condition to the obligation of the Purchaser to proceed to Completion that upon Completion each of the persons respectively party thereto (other than the Purchaser) shall effect or procure that there are effected the transactions and enter into or procure that there are entered into the documents required by clause 6 and shall deliver to the other parties thereto a part of such document duly executed by him (under hand or as a deed, as the document requires)


6.   OTHER TRANSACTIONS

6.1  Deed of Covenant

     The persons listed in Schedule 9, the Company and the Purchaser shall upon Completion enter into a Deed of Covenant in agreed form

6.2  Tax Deed

     The Warrantors and the Purchaser shall upon Completion enter into the Tax Deed in agreed form

6.3  Shareholders Agreement

     Upon Completion the Vendors shall each execute a deed of accession in agreed form to the Shareholders Agreement

6.4  Service Agreements

     Upon Completion the persons listed in Schedule 9 shall enter into with the Company, and the Purchaser shall cause the Company to enter into with them, service agreements in agreed form

6.5  Financial Assistance

     At the request of the Purchaser at any time within four months from Completion the Vendors shall take such action as may reasonably be required of them (including action in the capacity of a director of the Company) to cause the requirements of sections 155 to 158 Companies Act 1985 to be satisfied in respect of the giving by the Company of any financial assistance within the meaning of sections 151 and 152 of that Act where the acquisition referred to in those sections is the acquisition of the Shares pursuant to this Agreement

7.    NET PROFIT AND COMPLETION ASSETS

7.1   Net Profit and Completion Assets Warranty

      The Vendors warrant to and undertake with the Purchaser that:

      7.1.1 the net profit of the Company after interest and before taxation for its financial year ended 30 September 1999 ("the Net Profit") was not less than ONE MILLION TWO HUNDRED AND ONE THOUSAND POUNDS ((Pounds)1,201,000)

      7.1.2 the net tangible assets of the Company on 30 September 1999 ("the Net Assets") were not less than ONE MILLION FOUR HUNDRED THOUSAND POUNDS ((Pounds)1,400,000)

7.2   Accounting Bases

      The Net Profit and the Net Assets shall be computed on the following bases:

      7.2.1 the cost of stock in trade held at the date of Completion shall be calculated consistently with the accounting practices of the Company applied in the Accounts for the year ended on the Last Accounting Date and such stock will be included in the Completion Accounts at the lower of its cost as so calculated and its net realisable value;

      7.2.2 no fixed asset shall be given a value higher than its value in the Accounts at the Last Accounting Date less depreciation to the date of Completion;

      7.2.3 intangible assets shall be disregarded;

      7.2.4 reasonable provision shall be made for bonus, profit-sharing, incentive and similar payments to which employees of the Company may become entitled in respect of any period preceding Completion (save to the extent already provided for in the Accounts), including for the avoidance of doubt full provision for the payments to be made pursuant to clause 9.2 (as if, if such is not actually the case, the same had been paid by the Company prior to 30 September 1999);

      7.2.5 in computing the Net Assets, no provision shall be made for deferred tax and there shall be added back a sum equal to seventy per cent of the amount of any reduction in the Consideration pursuant to clause 7.4.1;

      7.2.6 subject to the foregoing, generally accepted accounting principles and practice will be applied and subject thereto assets and liabilities will be valued and recognised consistently with the Accounts for the year ended on the Last Accounting Date (including depreciation to the date of

            Completion) and the same accounting policies and principles as were applied in the Accounts to the Last Accounting Date shall be applied in a manner consistent therewith

7.3   Completion Accounts

      7.3.1 Preparation: As soon as practicable following Completion and in any event within thirty days from Completion (or such longer period as the Vendors' Solicitors and the Purchaser's Solicitors may agree in writing) the parties shall cause the Auditors to:

            (a) prepare a profit and loss account for the year ended on 30
                September 1999 and a balance sheet of the Company as at that date applying the provisions of sub-clause 7.2 and subject thereto in all respects consistently with the Accounts; and

            (b) certify the Net Profit and the Net Assets and cause a copy of such certificate to be delivered to the Purchaser;

            (c) make available to the Purchaser all relevant working papers and supporting documentation subject to their receipt of a standard hold harmless letter

      7.3.2 Purchaser's Opportunity to Challenge: At any time within fourteen
            (14) days following delivery of copies of the same pursuant to sub-clause 7.3.1, the Purchaser by written notice to the Vendors' Solicitors may challenge the accuracy of the accounts and certificate prepared pursuant to sub-clause 7.3.1 provided always that the Purchaser shall state in such notice the grounds for such challenge and shall not act frivolously or vexatiously

      7.3.3 Verification: If the accounts and certificate are not prepared and delivered in accordance with sub-clause 7.3.1 or if in compliance with and within the time allowed by sub-clause 7.3.2 the Purchaser challenges the accounts and certificate so delivered, then:

            (a) the amount of the Net Profit and the Net Assets shall each be such sum as is and the Completion Accounts shall be such as are:

                (i) agreed in writing between the Vendors and the Purchaser; or (in default of such agreement)

                (ii) certified by a firm of independent accountants agreed between the Vendors and the Purchaser; or

               (iii) certified by a firm of independent chartered accountants appointed on the application of the Vendors or the Purchaser by the President for the time being of the Institute of Chartered Accountants in England and Wales

           (b) any such agreement or certificate, when made or issued, shall be final and conclusive as to the amount of the Net Profit and the Net Assets (and the Completion Accounts shall become final for purposes of this Agreement upon such agreement being reached or certification made)

           (c) any such firm of independent accountants shall act as experts and not arbitrators and its fees shall be borne by the Vendors and the Purchaser in such proportions as it shall decide

           (d) the parties shall provide and the Purchaser shall cause the Company to provide to any independent accountant appointed in accordance with this sub-clause 7.3 and in confidence to the Vendors' Accountants or the Purchaser (as the case may be) such information and assistance as may properly be required in connection with the preparation or review and certification of the Completion Accounts and certification of the Net Profit and the Net Assets in accordance with this clause

7.4  Shortfall Compensation

     7.4.1 If the amount of the Net Profit as so certified or agreed is less than the said sum of (Pounds)1,201,000 the amount of the Consideration shall be reduced by (Pounds)1 for every (Pounds)1 of the shortfall (and if the Net Profit is a loss the shortfall shall be the sum of (Pounds)1,201,000 plus the amount of the loss)

     7.4.2 If the amount of the Net Assets as so certified or agreed is less than the said sum of (Pounds)1,400,000 the amount of the Consideration shall be reduced by (Pounds)1 for every (Pounds)1 of the shortfall (and if the Net Assets are net liabilities the shortfall shall be the sum of (Pounds)1,400,000 plus the amount of the net liabilities);

     7.4.3 Any reduction in the Consideration pursuant to this clause 7.4 shall be made first from the Retained Consideration and if the reduction exceeds the Retained Consideration the Vendors shall within seven (7) days of notice to the Vendors' Solicitors requiring repayment pay to the Purchaser in cash a sum equal to the amount of the excess together with interest on that amount (as well after as before judgment) at that rate which is two percentage points above the base rate from time to time declared by The Royal Bank of Scotland plc, calculated from the date of Completion to the date of repayment and compounded at the end of each period of three months

7.5  Auditors' Costs

     The Vendors shall upon the same falling due pay to the Auditors and indemnify the Company and the Purchaser against one-half of the fees and expenses (together with VAT thereon) payable to the Auditors for, and solely attributable to, their services pursuant to clause 7.3.1 (save in so far as chargeable in any event for the normal year-end audit of the Company)

8.   WARRANTIES, INDEMNITIES AND COVENANTS

8.1  The Warranties

     The provisions of Schedule 4 shall have effect as if set out herein at length

8.2  Limitations

     Except where any claim arises by reason of fraud, wilful concealment, dishonesty or deliberate or reckless non-disclosure on the part of the Vendors or of any representative of the Vendors (in which case Schedule 5 shall not apply) the provisions of Schedule 5 shall have effect as if herein set out at length in order to limit the liability of the Warrantors in respect of the Warranties

8.3  Quantification of Loss

     Without limiting the rights of the Purchaser or otherwise affecting its ability to claim and recover damages on any other basis available to it, if any of the Warranties is or proves to be incorrect, incomplete or misleading ("a Relevant Breach"), the Warrantors shall at the request of the Purchaser pay to the Purchaser or (if so directed by the Purchaser) to the Company:

     8.3.1 such amount as will put the Company into the position which would have existed if the Warranties had been true, complete and not misleading and without limiting this sub-clause:

           (a) if any asset of the Company is extinguished or is worth less than its value would have been if the Relevant Breach had not occurred, the amount to be paid by the Warrantors at the request of the Purchaser shall be the amount of the loss or diminution in value of the assets;

           (b) if the Company has or will have a liability or an increased or substituted liability which would not have been the case had the Relevant Breach not occurred, the amount to be paid by the Warrantors at the request of the Purchaser shall be the amount of the increase in liabilities which would not have been the case but for the Relevant Breach;

           (c) if the effect of the Relevant Breach is that there does not accrue to the Company a benefit, gain or profit which it might reasonably have been expected would accrue, the amount to be paid by the Warrantors at the request of the Purchaser shall be the amount equal to the capitalised value of such benefit, gain or profit;

           (d) in any case there shall be paid such further amount (if any) as may be necessary to put the Company into the same position in financial terms as it would have been in had the Relevant Breach not occurred;

     8.3.2 all reasonable costs and expenses incurred by the Purchaser or the Company as a result of any of the Warranties being untrue, incomplete or misleading and any reasonable costs (including reasonable legal costs on a full indemnity basis), expenses and other liabilities which any of them may incur either before or after commencement of any action in connection with any legal proceedings in pursuit of any claim under the Warranties in which judgment is given for the Purchaser or in connection with the enforcement of any settlement or judgment relating to such claim;

     8.3.3 if any sum payable by the Warrantors under the preceding sub-clauses
           8.3.1 and 8.3.2 is subject to payment of any Tax in the hands of the recipient (whether by deduction, withholding or direct assessment), such payment shall be increased by such amount as after deduction, withholding or payment of such Tax leaves clear in the hands of the recipient a net amount equal to the payment otherwise required by this sub-clause to be made

     8.4 Further Disclosure

         As soon as practicable after any of the Warrantors becomes aware of the same he shall disclose in writing to the Purchaser any matter, thing or occurrence whatever and whenever it arose or occurred or became known to any of them (and whether before, on or after Completion) which is inconsistent with any of the Warranties and might be material to the Company or to the Purchaser and such disclosure shall be without prejudice to any rights or remedies of the Purchaser

     8.5 Indemnities

         Subject to sub-clause 8.6 and subject to paragraphs 2 and 3.2 of
         Schedule 5, the Warrantors shall indemnify the Company and the Purchaser and each of them against the following save to the extent provided for in the Accounts or in the Completion Accounts and (subject to sub-clauses 8.6 and 8.7) shall pay to the Company an amount equal to:

         8.5.1 any liability of the Company of any kind to any person which arises from the existence or activities of the Company in or conducted from anywhere outside the United Kingdom, save to the extent that such liability was fairly disclosed in the Disclosure Letter;

         8.5.2 any liability to any person in respect of any of the following whether or not such liability is based on fault and whether or not it comprises penalties, clean up costs, compensation, other costs or other liability, where the damage or other matter the subject of the claim occurred or arose wholly or partly prior to
               Completion:

               (a) the discharge of liquid from the premises into drains or sewers without any requisite discharge consent from the competent authority

               (b) any failure to comply with applicable legal requirements as to waste security, disposal or removal on or from the Property

               (c) any failure to comply with applicable legal requirements in relation to health and safety at the Property in so far as such relate to levels of solvent and their monitoring and precautions in respect of flammable liquids;

         8.5.3 any liability to any person arising from or relating to any product manufactured, produced or supplied or service rendered by the Company prior to Completion, save in relation to the complaint from Arcom Limited relating to the production of the Little Chef menus, (details of which are contained in the Disclosure Letter) to the extent only that liability in respect of or arising from the subject of that complaint is specifically provided for in the Management Accounts or in the Completion Accounts;

         8.5.4 any liability to any employee or former employee of the Company in respect of any illness contracted or injury suffered in the course of his employment wholly or partly before Completion save in respect of the alleged workplace accident involving Mr John Withers, details of which are contained in the Disclosure Letter;

         8.5.5 any cost claim, liability or expense whatsoever suffered or incurred by the Company which it would not have suffered or incurred if all necessary consents had been obtained from the immediate and all superior landlords of the Property for all alterations, additions and other works to the Property which have been undertaken prior to the date hereof by or on behalf of the Company including without limitation:

               (a) all costs properly incurred in seeking or obtaining any such consents;

               (b) all costs and liability properly incurred as a consequence of compliance with or defending or otherwise contesting any enforcement or other proceedings taken by any landlord or superior landlord;

               (c) all costs reasonably and properly incurred in pursuing any action or proceedings for a declaration that the consent of any landlord or superior landlord is being unreasonably or unlawfully withheld or delayed;

               (d) all costs reasonably and properly incurred in removing any works and reinstating the Property if the consent of any landlord or superior landlord cannot be obtained;

               (e) all proper costs of acquisition of and removal to alternative premises including fitting out new premises to a reasonable standard, moving the business undertaking, business disruption, relocation expenses properly incurred and similar items;

               (f) all increased occupancy costs;

               (g) any other liability to any landlord or any superior landlord of the Property

               Provided that the Purchaser shall act in good faith with a view to taking all reasonable steps to mitigate all losses detailed in this sub-clause and shall liase with the Warrantors prior to settling any action brought by any landlord superior landlord or third party in relation to matters referred to in this sub-clause;

         8.5.6 any liability of the Company to any third party under any express undertaking, assurance, confirmation or similar statement in respect of millennium compliance within the meaning of paragraph
               6.15 of Schedule 4 or matters connected with or similar to such compliance;

         8.5.7 save in respect of Neil Curry, Robert Hanley, Diane Hanley and Ben Watson, any liability to any parent, spouse, brother, sister, child, nephew or niece of any of the Vendors after the date of this Agreement in respect of termination of any employment or other relationship between such individual and the Company or relating to any ongoing liability of the Company to any such individual of any kind (disregarding entitlement as a holder of shares in the capital of the Company but including any liability to national insurance contributions and any liability under PAYE Regulations);

         8.5.8 any liability of the Company to any third party under any Guarantee or other commitment given to support or secure the obligations of any of the Vendors or any Associate of any of the Vendors;

         8.5.9 any cost, claim, liability or expense whatsoever suffered or incurred by the Company which it would not have suffered or incurred if all planning and other consents existed, free from condition and not limited in time, for the use of the Property for the Present Use as defined in Schedule 3 including without limitation

               (a) all costs properly incurred in seeking or obtaining any such consents

               (b) all fines and penalties imposed which would not have been imposed had such consents existed

                (c) all costs reasonably and properly incurred as a consequence of compliance with any enforcement, stop or other proceedings or actions by any authority;

                (d) all costs reasonably and properly incurred of acquisition of and removal to alternative premises including fitting out the new premises to a reasonable standard, moving the business undertaking, business disruption, relocation expenses properly incurred, and similar items;

                (e) all increased occupancy costs;

                (f) all liability to the landlord of the Property

                Provided that the Purchaser shall act in good faith with a view to taking all reasonable steps to mitigate all losses detailed in this sub-clause and shall liaise with the Warrantors prior to settling any action brought by any landlord superior landlord or third party in relation to matters referred to in this sub-clause

         8.5.10 any liability of the Company to Hartley Print Limited, Mr Nicholas Hartley or any other person in respect of or arising under or from the acquisition by the Company of the undertaking and assets of Hartley Print Limited or from any matter in or in respect of the course of operation of that business by the Company up to Completion, save in respect of the consultancy fee paid by the Company to Mr Nicholas Hartley of (Pounds)2,000 per month;

         8.5.11 any liability of the Company to pay, allow or repay any retro-discount, rebate, commission or similar payment or to make any allowance or refund by reference to any reduction in the cost of paper, in each case save to the extent provided for in the Completion Accounts;

         8.5.12 any loss, liability, claim or expense suffered or incurred by the Purchaser which it would not have suffered or incurred had the warranties and representations by the Vendors in paragraphs
                (a) (b) and (d) of Schedule 11 been true and correct

         8.5.13 the Warrantors undertake that if any of the asset purchase agreements with Close Asset Finance Limited and Forward Trust Limited ("the Finance Houses") entered into by the Company are terminated by the relevant

                Finance House in exercise of its right of termination arising upon the change of control constituted by this transaction, the Warrantors shall:

                (a) procure that the equipment the subject of the relevant agreement continues to be available for operational use by the Company without interruption for at least as long as it could have been so available under or pursuant to the exercise of rights under the relevant agreement and on no worse terms as to cost and otherwise than those applicable under the relevant agreement and without any cost arising from the termination;

                (b) indemnify the Company and the Purchaser against any cost, loss, expense or liability suffered or incurred which would not have been suffered or incurred had the relevant agreement not been terminated and (if it had been terminated) the Warrantors had fully observed their obligations under the preceding paragraph the Purchaser shall provide all information reasonably requested of it and otherwise co-operate with the Warrantors in seeking a waiver of such right of termination

         8.5.14 all costs, claims, proceedings and expense (including legal fees on the basis of a full indemnity) suffered or incurred by the Company or the Purchasers in dealing with, disputing or otherwise in relation to any liability or other matter referred to in the preceding sub-clauses of this sub-clause 8.5 (not being a matter in respect of which liability under this clause
                8.5 is excepted)

     8.6 Indemnity Payments

         Subject to clause 7 in any case in which the Warrantors are required in this Agreement to indemnify the Company:

         8.6.1 they may pay to the Purchaser instead of to the Company a sum equal to the amount (disregarding the next sub-clause 8.6.2) payable to the Company and receipt by the Purchaser shall be a good discharge of the Warrantors' liability in respect of the payment under those indemnities to which it relates;

         8.6.2 the amount required or elected to be paid by the Warrantors in respect of any such indemnity (whether to the Company or to the Purchaser) shall be such sum as after deduction of Tax suffered by the recipient as a result of such payment leaves clear in the hands of the recipient, free of all Tax, a sum equal to the amount payable, disregarding this sub-clause 8.6.2

8.7  Satisfaction of claims

     8.7.1 In this clause 8.7 "Liability" means any liability of the Warrantors to make any payment by reason of any breach of the Warranties or in respect of or pursuant to any other provision of this Agreement (save clause 7) or the Tax Deed

     8.7.2     Any Liability shall be satisfied:

               (a) as to the part of the Liability which results from multiplication of the amount of the Liability by the fraction 1.4375/5.5 - by cancellation of that number of Consideration Shares as has a value equal to that part of the Liability so calculated

               (b)  as to the balance by payment in cash by the Warrantors

     8.7.3     For the purposes of clause 8.7.2:

               (a) subject to Part III of Schedule 11 the value of each of the Consideration Shares shall be calculated by dividing the sum of (Pounds)1,437,500 by the total number of the Consideration Shares issued pursuant to this Agreement

               (b) the number of Consideration Shares so cancelled shall be apportioned amongst the Warrantors liable upon the Liability rateably in proportion to the respective numbers of Consideration Shares issued to them pursuant to this Agreement

     8.7.4 The provisions of Part III of Schedule 11 shall have effect as if herein set out at length


9.   FURTHER OBLIGATIONS OF THE PURCHASER

9.1  Warranties

     The provisions of Schedule 6 shall have effect as if set out herein at length

9.2  Employee Bonus

     The Purchaser shall make or procure that there are made the payments required by Schedule 10, to the individuals, at the times and subject to the provisions of that Schedule

10.  FURTHER ASSURANCE

10.1 Vesting Ownership and Ensuring Benefit

     The Vendors shall do, execute and perform and procure to be done, executed and performed such further acts, deeds, documents and things as the Purchaser may from time to time reasonably require effectively to vest the full legal and beneficial ownership of the Shares in the Purchaser (or as it directs) in accordance with this Agreement free from all Encumbrances and otherwise to ensure to the Purchaser the full benefit of this Agreement

10.2 Information

     The Vendors shall cause to be made available to the Purchaser all information in their possession or under their control which the Purchaser may from time to time reasonably require (before or after Completion) relating to the business and affairs of the Company

11.  GENERAL

11.1 Costs

     Each party hereto shall pay his own costs of and incidental hereto and to the sale and purchase hereby contracted and other matters herein provided for, including in particular but without limiting the foregoing all legal and accountancy fees relating to this transaction or the negotiations therefor or matters arising in the course of the same, with the exception of the sum of (Pounds)17,500 (plus VAT) paid before the date hereof to BDO Stoy Hayward by the Company, and notwithstanding that the Company may be legally liable for the same and the Vendors shall indemnify the Company against any costs incurred by it before Completion which it would not have incurred but for matters referred to in this sub-clause

11.2 Successors

     Subject as hereinafter provided, this Agreement and all warranties, undertakings and provisions contained herein shall be binding upon and enure for the benefit of the successors and assigns of the parties hereto including their legal personal representatives and estates provided always that the Purchaser may from time to time assign in whole or in part the benefit of all or any of this Agreement, the Warranties, the Deed of Covenant and the Tax Deed only to:

     11.2.1 persons comprising part of the Purchaser Group provided always that if such assignee subsequently ceases to be a part of the Purchaser Group it shall re-assign such benefit to a person then comprising part of the Purchaser Group;

     11.2.2 to any person by way of security or upon enforcement or realisation of any security

11.3 Collateral Agreements and Variations

     This Agreement (including any documents referred to herein) constitutes the entire agreement between the parties and no variation hereof shall be effective unless in writing signed by the parties hereto or on their behalf by their respective Solicitors above defined

11.4 Continuing Effect

     The provisions of this Agreement and of the Schedules (insofar as the same have not been wholly performed at Completion) shall remain in full force and effect for so long as may be necessary to give full effect thereto and in particular the Warranties and the representations given by the Vendors or any of them shall continue to have effect after Completion whether or not the Purchaser is then aware of any breach or circumstance which might be or give rise to a breach Completion shall in no circumstances whatsoever constitute a waiver of any of the rights or remedies of the parties

11.5 Non-Waiver

     No time or other indulgence granted by any party to another shall constitute any waiver of or otherwise affect any right or remedy hereunder Subject as herein provided all rights and remedies shall be cumulative and not mutually exclusive

11.6 Several Dealings

     The Purchaser may deal separately with, grant time or other indulgence to, enter into separate agreements or compromises with or release the liability of any of the Vendors or Warrantors and no action or inaction whatsoever of the Purchaser in relation to any of the Vendors or Warrantors shall affect the liability of any other of the Vendors or Warrantors

11.7 Circulars and Announcements

     Any announcements, reports, circulars and other documents which any party hereto shall be required or wish to have prepared in connection with or resulting from this transaction shall be subject to the approval of the other parties hereto (which shall not be unreasonably withheld) save that any party (after consultation with the other parties hereto) may make or issue any announcements, circulars and other communications which it is required to make by law or by any regulatory body to which it is subject

11.8  Previous Agreements

      This Agreement replaces any previous agreement, understanding or arrangement in the matter between the parties, all of which shall by mutual consent cease to have effect upon the signing hereof

11.9  Consents

      Any consent, agreement, election, request, decision or similar matter required to be given or made by the Vendors or any of them shall be effectively given or made if given or made by Mr C J Watson, or Ms G E Carleton

11.10 Counterparts

      This Agreement may be executed in any number of counterparts each bearing the signature of one or more of the parties hereto and each such counterpart shall be an original and shall be effective once every party hereto has executed one or more such counterparts (whether the same or different counterparts) and together shall constitute a single Agreement

11.11 Fraud

      Nothing in this Agreement shall prevent or restrict liability for fraud

11.12 Law and Proceedings

      Save for Schedule 11, this Agreement and all other Transaction Documents shall be governed and construed in all respects in accordance with the laws of England and each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of England

12.   NOTICES

12.1  Authorised Addresses

      Any notice or other communication hereunder shall be given in writing and (without prejudice to service in any other manner) shall be validly served:

      12.1.1 on each of the Vendors if addressed to them and given to the Vendors Solicitors, or if given to them at their respective addresses stated in column 1 of Schedule 1 with a copy to the Vendors' Solicitors (Ref MWT)

      12.1.2 to the Purchaser if given to it at its address for service in the United Kingdom noted above with a copy given to the Purchaser's Solicitors (Ref: IMPAC/RJK/LCM/150.175)

      PROVIDED THAT any party may by notice to each other party change its address for service of notices and such new address shall therefrom be substituted for that previously applicable

12.2  Service

      Any notice so given shall be deemed to have been given as follows:

      12.2.1 if given personally to the addressee or to a director or the secretary of a corporate addressee or if left at the address for the addressee for the time being authorised as stated above (and any such notice or communication shall be deemed served when so delivered);

      12.2.2 if sent within the United Kingdom, if sent by first class mail to the address for the time being authorised for the addressee as stated in sub-clause 12.1 above (and any such communication so sent shall be deemed delivered at noon on the second day following the date of mailing)

AS WITNESS the hands of the parties or their duly authorised representatives the date first above written

                                   SCHEDULE 1

   Sub-clause 2.1:  The Vendors and their respective Shares and Consideration

Vendor                        Number of Shares         Total                    Cash                     Consideration
                                                       Consideration            Consideration            Shares
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
Christopher John               79,450 'A' (Pounds)1                             }                                -
                              ---------------------                                                      ------------------------
Watson                        317,800 'A' 1p                                    }(Pounds)1,920,449.59            -
The River House
                              ---------------------                             -------------------------------------------------
Quenington                    33,369 'A1' (Pounds)1                                                      (Pounds)541,276.66
Cirencester                                                                                              1467.47 Shares
                              ---------------------------------------------------------------------------------------------------
Gloucestershire
GL7 5BW                                                (Pounds)2,461,726.25
- ---------------------------------------------------------------------------------------------------------------------------------
Martyn Nigel Williams         40,000 'B' (Pounds)1                              }                                -
                              ---------------------                                                      ------------------------
5 New Meadow                  600,000 'B' 1p                                    }(Pounds)966,872.04              -
Ladywood Peatmoor
                              ---------------------                             -------------------------------------------------
Swindon                       16,800 'B1' (Pounds)1                                                      (Pounds)272,511.85
Wiltshire SN5 5AQ
                              ---------------------------------------------------------------------------------------------------
                                                       (Pounds)1,239,383.89                              738.81 Shares
- ---------------------------------------------------------------------------------------------------------------------------------
Keith Jonathan Wand           30,000 'C' (Pounds)1                              }                                -
                              ---------------------                                                      ------------------------
13 Chasewood Corner           450,000 'C' 1p                                    } (Pounds)725,154.03             -
Bussage
                              ---------------------                             -------------------------------------------------
Gloucestershire               12,600 'C1' (Pounds)1                                                      (Pounds)204,383.89
GL6 8JS                                                                                                  554.11 Shares
                              ---------------------------------------------------------------------------------------------------
                                                       (Pounds)929,537.92
- ---------------------------------------------------------------------------------------------------------------------------------
Nicholas Elbourne             25,000 'D' (Pounds)1                              }                                 -
                              ---------------------                                                      ------------------------
24 Hampton Drive              375,000 'D' 1p                                    } (Pounds)604,295.02              -
Grange Park
                              ---------------------                             -------------------------------------------------
Swindon                       10,500 'D1' (Pounds)1                                                      (Pounds)170,319.90
Wiltshire SN5 6HF                                                                                        461.76 Shares
                              ---------------------------------------------------------------------------------------------------
                                                       (Pounds)774,614.92
- ---------------------------------------------------------------------------------------------------------------------------------
John Peter Curry              10,550 'E' (Pounds)1                              }                                 -
                              ---------------------                                                      ------------------------
4 Lake View                   158,250 'E' 1p                                    } (Pounds)255,012.50              -
Toadsmoor Road
                              ---------------------                             -------------------------------------------------
Brimscombe                    4,431 'E1' (Pounds)1                                                       (Pounds)71,875.00
Stroud                                                                                                   194.86 Shares
                              ---------------------------------------------------------------------------------------------------
Gloucestershire                                        (Pounds)326,887.50
GL5 2TB
- ---------------------------------------------------------------------------------------------------------------------------------
Grace Eveline Carleton        25,000 'F' (Pounds)1                              }                                 -
                              ---------------------                                                      ------------------------
1 Aspen Close                 25,000 'F' 1p                                     } (Pounds)604,295.02              -
Green Park
                              ---------------------                             -------------------------------------------------
Wootton Bassett               10,500 'F1' (Pounds)1                                                      (Pounds)170,319.90
SN4 7HN                                                                                                  461.76 Shares
                              ---------------------------------------------------------------------------------------------------
                                                       (Pounds)774,614.92
- ---------------------------------------------------------------------------------------------------------------------------------
Peter Hanley                  1,000 'G' (Pounds)1                               }                                 -
                              ---------------------                                                      ------------------------
3 Hornsey Gardens             14,000 'G' 1p                                     } (Pounds)24,171.80               -
                              ---------------------                             -------------------------------------------------
Swindon                       420 'G1' (Pounds)1                                                         (Pounds)6,812.80
Wilts  SN3 4UT                                                                                           18.47 Shares
                              ---------------------------------------------------------------------------------------------------
                                                       (Pounds)30,984.60
- ---------------------------------------------------------------------------------------------------------------------------------
Totals                                                 (Pounds)6,537,750        (Pounds)5,100,250.00     (Pounds)1,437,500.00
                                                                                                         3897.24 Shares
- ---------------------------------------------------------------------------------------------------------------------------------

NB:  The A1 - G1 shares are to be exchanged for shares in IMPAC.

     The 'A' (Pounds)1 and 'A' 1p shares are to be sold in consideration for cash.

     Total Consideration" and "Cash Consideration" are subject to adjustment pursuant to clause 7.4 of the Agreement

                                   SCHEDULE 2
               Sub-clause 1.1: Information concerning the Company

Name:                         Thamesdown Colour Limited

Place of Incorporation:       England and Wales

Corporate Status:             Private company limited by shares

Date of Incorporation         22 May 1996

Registration Number           3202543

Registered Office             Unit 11 Bramble Road Techno Trading Estate Swindon
                              SN2 6HB

Directors                     Grace Eveline Carleton
                              John Peter Curry
                              Nicholas Elbourne
                              Keith Jonathan Wand
                              Christopher John Watson
                              Martyn Nigel Williams

Secretary                     Grace Eveline Carleton

Authorised Share Capital      (Pounds)331,270 divided into 79,450 A shares of
                              (Pounds)1 each, 40,000 B shares of (Pounds)1 each, 30,000 C shares of (Pounds)1 each, 25,000 D shares of (Pounds)1 each, 10,550 E shares of (Pounds)1 each, 25,000 F shares of (Pounds)1 each, 1,000 G shares of (Pounds)1 each, 1,191,750 A shares of 1p each, 600,000 B shares of 1p each, 450,000 C shares of 1p each, 375,000 D shares of 1p each, 158,250 E shares of 1p each, 375,000 F shares of 1p each, 15,000 G shares of 1p each, 33,369 A1 shares of (Pounds)1 each, 16,800 B1 shares of (Pounds)1 each, 12,600 C1 shares of (Pounds)1 each, 10,500 D1 shares of (Pounds)1 each, 4,431 E1 shares of (Pounds)1 each, 10,500 F1 shares of (Pounds)1 each, 420 G1 shares of (Pounds)1 each

Issued Share Capital          The shares of the respective classes set out
                              against the respective names of the Vendors in the second column of Schedule 1

                                  SCHEDULE 3
                        Sub-clause 1.1: The Properties

GENERAL

Address:                      Unit 11 Techno Trading Estate Bramble Road Swindon

Tenure:                       Leasehold

Title:                        Unregistered

Encumbrances:                 Only those referred to in the Lease and Headlease

Present Use:                  Printing for a use within Class B1(c) of the Town
                              & Country Planning (Use Classes) Order 1987

Occupied by:                  The Company

Value in the Accounts:        No capital value of Lease
                              Costs of Lease capitalised - value as at 30
                              September 1999 (Pounds)4,447


IF LEASEHOLD:

Date of Lease:                11 September 1996

Landlord:                     Botany Investments Limited

Original Tenant:              The Company

Term:                         From 1 August 1996 to 24 March 2004

Break clause:                 None

Current rent:                 (Pounds)32,000=per annum

Review Date                   25 March 1999


HEADLEASE:

Date of Headlease:            13 May 1975

Parties: Techno Land Improvements Limited (1) Vistaprint Limited (2) and Clover Leaf Products Limited (3) as varied by a Deed of Variation dated 25 January 1990 made between Life Association of Scotland Limited (1) and TH Stalfors Data Products Limited
                              (2)

                                  SCHEDULE 4
                        Sub-clause 8.1: The Warranties

1.   PRELIMINARY

1.1  Definitions

     In this Schedule:

     "the Agreement"     means the Agreement to which this is scheduled
                         (including the other Schedules and Annexes thereto);

     "CAA"               means the Capital Allowances Act 1990;

     "FA" means the Finance Act (or No. 2 Act, as appropriate) for the year indicated;

     "ICTA"              means the Income and Corporation Taxes Act 1988;

     "TCGA"              means the Taxation of Chargeable Gains Taxes Act 1992;

     "VATA"              means the Value Added Tax Act 1983

     References to any Schedule (other than statutory references) are references to a Schedule to the Agreement

     Save for the foregoing the definitions applicable to the Agreement apply to this Schedule

1.2  Disclosures

     The Warranties are given subject to matters fairly disclosed in the Disclosure Letter (and, without restricting the extent of the requirement for fair disclosure, a matter shall in any event not be fairly disclosed unless it is clearly stated in the text of the Disclosure Letter in such manner as to render the exception to the Warranties intended to be thereby disclosed readily apparent to the reader and inform him of, and enable him to make an informed assessment of the extent and implications of, that exception)

1.3  Other Knowledge

     The Vendors and the Warrantors acknowledge and agree that the amount of the Consideration has been quantified and that the Purchasers enter into this Agreement upon the basis that the Warranties are qualified only by matters fairly disclosed in the Disclosure Letter as aforesaid and subject to those disclosures are and will at Completion be otherwise true and not misleading. Each of the Vendors and the Warrantors acknowledges the fairness of this provision and that the allocation of risk between them and the Purchaser requires any exceptions to the Warranties to be fairly disclosed in the Disclosure Letter and accordingly that no information other than that fairly disclosed in the Disclosure Letter as aforesaid or information of which the Purchaser has knowledge shall prevent or inhibit any claim by the Purchaser or operate to reduce any amount recoverable. It is therefore agreed in particular (but without limiting the foregoing) that:

     1.3.1 the Purchaser shall be entitled to make a claim or exercise any right of action after Completion in respect of any breach of the Warranties or otherwise under the Agreement or under the Indemnities, whether or not the matter giving rise to the claim or right was known to or discoverable by the Purchaser before Completion;

     1.3.2 the Purchaser's right or ability to claim damages, compensation or other relief in respect of any such breach or otherwise under the Agreement or the Indemnities shall not be affected or limited, and the amount recoverable shall not be reduced, on the grounds that the Purchaser may before Completion have had actual, constructive or implied knowledge of the matter giving rise to the claim; and

     1.3.3 without prejudice to the preceding paragraphs, the rights and remedies of the Purchaser provided by law or otherwise in this Agreement shall not be affected or limited in any way by any investigation made by or on behalf of the Purchaser into the affairs of the Company or any report which has been prepared at the instance of or made available to the Purchaser

1.4  Warrantors' claims against the Company

     The Warrantors:

     1.4.1 agree and acknowledge that no information given by or on behalf of the Company, or any officer or employee of the Company, to them or to persons acting on their behalf or to the Purchaser or persons acting on behalf of the Purchaser in relation to any provision (including this Schedule) of the Agreement or in connection with the Disclosure Letter or otherwise in respect of the Agreement was or is in any way warranted or represented to be correct or complete;

     1.4.2 release and waive all claims and rights whatsoever against the Company, its officers and employees which they might have in respect of any such information;

     1.4.3 agree and acknowledge that any such right or claim or fact of the provision of any such information by the Company its officers or employees, shall not be nor be raised as a defence to any claim by the Purchaser under this Agreement

1.5  Independence of Warranties

     The Warranties set out in each sub-paragraph hereunder shall be entirely separate and independent from each other and save as expressly provided shall not be in any way construed or limited by reference to any other sub paragraph or anything in the Agreement

1.6  Warranties

     The Warrantors represent and warrant to and with the Purchaser that each of the statements contained in the remaining paragraphs and sub-paragraphs of this Schedule is now and at Completion will be as if given as at the date of Completion true and not misleading

2.   COMPANY INFORMATION

2.1  Incorporation, Constitution and Statutory Matters

     2.1.1 Incorporation: The Company has been duly incorporated in, and is validly existing under, the laws of England and Wales and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business

     2.1.2 Memorandum and Articles of Association: The copy of the Memorandum and Articles of Association or equivalent constitutional documents of the Company enclosed with the Disclosure Letter is a true and complete copy (and incorporates or contains a copy of every such resolution or agreement as is referred to in section 380 Companies Act 1985) and the Company has complied with the same in all material respects

     2.1.3 Resolutions: The Company has not passed any resolution except resolutions relating to business at annual general meetings which was not special business and resolutions copies of which have been filed at the Companies Registry or appear in the minute book of the Company

     2.1.4 Filing Obligations: The Company has complied with the provisions of the Companies Acts in every material respect and without limitation all returns particulars resolutions and other documents required under any legislation to be filed or to be delivered on behalf of the Company with or to Companies House or to any other authority whatsoever have been properly made up and so filed or delivered within the period prescribed

     2.1.5 Group Membership: The Company has not and never has had any subsidiary and does not hold or own any interest in any shares in the capital of any other company and the Company has never been the subsidiary of any other company

     2.1.6 Second Schedule Information: The information contained in Schedule 2 is complete and accurate in all material respects

     2.1.7 Shareholders Agreement: There is no agreement between or amongst all or any of the shareholders of the Company relating in any way to all or any of the Shares or to any shares in any of the Subsidiaries or constituting any rights or obligations in respect of the same or relating to any assets of the Company or to which the Company is party

2.2  Share Capital and Shares

     2.2.1 Issues of Capital: Since the Last Accounting Date no share or loan capital has been created, constituted or issued by the Company or agreed to be created constituted or issued

     2.2.2 Entitlement to Issue of Securities: No person has the right (whether now or later and whether absolutely or contingently) to call for the issue of any share or loan capital of the Company and there is no outstanding resolution of the Company for capitalisation of any sum as shares, debentures or other securities nor has the Company agreed to pass such a resolution

     2.2.3 Share Redemptions: The Company has not at any time purchased, repaid or redeemed or agreed to purchase, repay or redeem any shares issued by it or otherwise reduced or agreed to reduce its issued share capital

     2.2.4 Payment of Dividends: All dividends declared or otherwise determined upon in respect of the Shares have been paid

     2.2.5 Financial Assistance: The Company has not given any financial assistance in connection with the purchase of any shares in its capital or in the capital of any company which was its holding company at the relevant time

     2.2.6 Statutory Registers: The register of members and all other corporate records required by law to be maintained by the Company are and will at Completion be in all respects correct and complete and there has been no notice of any proceedings to rectify any such register or record and there are no circumstances which might lead to any application for rectification of the same

3.   ACCOUNTS AND RECORDS

3.1  Contents of Accounts

     The Accounts (copies of which have been supplied to the Purchaser):

     3.1.1 give a true and fair view of the Company in all material respects as at the respective dates thereof ;

     3.1.2 comply with the requirements of all relevant statutes in all material respects;

     3.1.3 have been prepared in accordance with Statements of Standard Accounting Practice (or where there are none then in accordance with generally accepted accounting principles and standards in the United Kingdom) and on a basis consistent with preceding accounting periods;

     3.1.4  are not affected by any unusual or non-recurring items;

     3.1.5 properly reflect the financial position of the Company in all material respects as at their date and show a true and fair view of the profit (loss) for the period ended on that date and of the assets and liabilities as at that date;

     3.1.6 fully disclose all the assets and liabilities (whether present, future, ascertained, contingent or otherwise and whether or not quantified or disputed) of the Company as at their date and make adequate provision and/or reserve for all such liabilities;

     3.1.7 fully disclose all financial commitments and capital expenditure in existence as at their date

3.2  Stock Valuations

     The method of valuing stock-in-trade and work-in-progress for the Accounts was in all respects consistent with that adopted in the corresponding accounts for the preceding financial period which method is in accordance with generally accepted accounting principles and has been accepted by the Inland Revenue for tax purposes

3.3  Stock Provisions

     Adequate provision was made in the Accounts in respect of dead, slow moving, obsolete, redundant or excessive stock-in-trade and/or work-in-progress and the value attributed to the remaining stock-in-trade and/or work-in-progress did not exceed the lower of direct cost or net realisable value at the date of the Accounts

3.4  Debts

     3.4.1 no part of the amounts included in the Accounts or in the Management Accounts or in the accounting records of the Company as owing from debtors has been released on terms that any debtor has paid or shall pay less than the book value of his debt or has been written off or has proved to any extent irrecoverable or is now regarded as bad or doubtful or irrecoverable in whole or in part or is the subject of any agreement for payment over a period exceeding sixty days;

     3.4.2 the book debts owing to the Company as at the Last Accounting Date have since been paid in full;

     3.4.3 the book debts now owing to the Company will realise their full face value and be paid to the Company in full in the ordinary course of business within ninety days from their due date for payment and are not subject to any counterclaim or set off;

     3.4.4 none of the book debts owing or which may become owing to the Company have been assigned or made the subject of any factoring or similar agreement or arrangement

3.5  Depreciation

     All rates of depreciation adopted by the Company for the purposes of its accounts have been consistent over the last three accounting years and in the case of fixed assets are sufficient to write down their value to nil by the end of their useful working lives

3.6  Company Records:

     3.6.1 All proper and necessary books of account, ledgers, minute books, registers and corporate, financial and other records of every kind;

            (a) have in all material respects been properly maintained by the Company itself;

            (b)  have not been maintained by any third party;

            (c) are in its possession in good order and are accurate and up to date

     3.6.2 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which, including the means of access to and from the same, are not under the exclusive ownership and direct control of the Company

3.7  Management Accounts

     The Management Accounts (which it is acknowledged have not been the subject of an audit report):

     3.7.1 have been prepared by competent accountancy personnel with due care and attention;

     3.7.2 have been prepared applying the same accounting principles as those applied in the Accounts, applied consistently with their application in the Accounts;

     3.7.3 have been prepared in accordance with generally accepted accounting principles for management accounts and good commercial practice;

     3.7.4  are not affected by any unusual or non-recurring items;

     3.7.5 give a true and fair view of the Company in all material respects as at their stated date;

     3.7.6 fully disclose all the assets and liabilities (whether present, future, ascertained, contingent or otherwise and whether or not quantified or disputed) of the Company as at their date and make adequate provision and/or reserve for all such liabilities

     3.7.7 fully disclose all financial commitments and capital expenditure in existence at their date

3.8  Accountants Report

     All material statements of fact contained in the report upon the Company by Messrs PriceWaterhouseCoopers dated 21 September 1999 addressed to Impac Europe Limited as amended in manuscript on the copy pages enclosed with the Disclosure Letter are true and accurate in all material respects; the report is not misleading in any material respect and the Warrantors having given the report careful consideration are not aware of any material facts or circumstances which are inconsistent with any of the opinions stated therein

4.   FINANCIAL MATTERS

4.1  Bank Accounts

     Full details of all bank accounts of the Company (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) and a statement of the credit or debit balances thereon as at the close of business on the Working Day last preceding the date of the Agreement are set out in the Disclosure Letter and since the date of the statement no payment out of any of the accounts has been made other than routine payments in the ordinary course of trading and the present balances are not substantially different from those shown in the statement

4.2  Financial Facilities

     All material details of all overdraft, loan, banking and other financial facilities of any kind available to the Company are set out in the Disclosure Letter

4.3  Encumbrances

     No Encumbrance (other than a lien arising by operation of law in the ordinary course of trading which is not being or about to be exercised) licence, right to use or other adverse interest whatsoever on, over or affecting the whole or any part of the undertaking or assets of the Company is outstanding and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing

4.4  Loss of Benefits

     The Company is not now or contingently liable to repay or forfeit in whole or in part any grant, payment, subsidy, allowance or benefit of any kind whatsoever (whether under legislation relating to Taxation or under any other legislation whatsoever) ("any Benefit") made to it by or to which it would otherwise be entitled from any government department, governmental body or other public body or authority or any charity institution or other body or suffer any deduction from or allowance against any Benefit to which it may become entitled under present legislation and no circumstances have arisen which might give rise to any such liability and the Company has not done or omitted anything the result of which could be the refusal, forfeiture, loss or requirement to repay any Benefit in whole or in part

4.5  Details of Benefits

     Full details of any Benefits made to the Company within the past six years are stated in the Disclosure Letter

4.6  Guarantees for the Company

     No person has given any Guarantee or other security whatsoever for or in respect of any loan, overdraft, financial facility, lease, performance bond, contract or other commitment or obligation of the Company of any kind whatsoever

4.7  Foreign Exchange Commitments

     The Company has no outstanding position or commitment for or in relation to the sale or purchase of any currency, stock or commodity and has no outstanding purchasing commitment payable in any foreign currency

4.8  Creditors

     The Disclosure Letter contains a list of creditors of the Company (from whom invoices have actually been received by the Company) correct and up to date as at a date no earlier than five Working Days prior to the date of the Agreement and such list correctly shows the name of the creditor, amounts owing to the creditor, and the due date for payment of each such amount, together in the case of invoices which are overdue for payment a brief note as to the reason for delay in payment and any justification for such delay

5.   REAL PROPERTY

5.1  Identity and Information

     The Property comprises all the land of any tenure owned, occupied or used by the Company

5.2  Title

     The Company has a legally marketable title to the Property and the Warrantors confirm that replies to the Purchasers' Solicitors' enquiries have been given after due and careful enquiry and are true and accurate so far as the Warrantors are aware

5.3  Possession

     The Company has exclusive possession and is in actual occupation of the Property and the Property is not subject to any lease, tenancy, licence to occupy or agreement to grant any of the same

5.4  Adverse Interests

     Save as disclosed by the Vendors replies to the Purchasers Solicitors enquiries the Property is not subject to any other agreements, covenants, restrictions or conditions save as contained in the Lease or Headlease as referred to in Schedule 3 and the terms of such agreements covenants restrictions and conditions have been observed and performed in all material respects

5.5  Outgoings

     There are no outgoings affecting the Property that are of an unusual or onerous nature and there is no rent review in the course of being determined

5.6  Disputes

     Save as disclosed by the Vendors replies to the Purchasers Solicitors enquiries there are no disputes concerning boundaries, easements, covenants or other matters relating to the Property

5.7  Use

     The present use of the Property is that stated in Schedule 3

5.8  Notices and Proposals

     Save as disclosed by the Vendors replies to the Purchasers Solicitors enquiries and so far as the Warrantors are aware the Property is not affected by any outstanding notices, orders or publicly advertised proposals given or issued by or to any local or other authority

5.9  Compensation

     No compensation has been received by the Company consequent upon the refusal of any planning consent or the imposition of any restrictions in any planning consent relating to the Property and no planning consents relating to the Property are suspended and there is no monetary claim or liability (contingent or otherwise) under the Planning Acts or otherwise relating to the Property

5.10 Public Authority Obligations

     Save as disclosed in the Vendors replies to the Purchasers Solicitors enquiries and so far as the Warrantors are aware the Property complies with the requirements of all competent authorities and of all statutes and bye-laws affecting the Property or its use

5.11 Leasehold Obligations

     The Company is not under any liability (actual or contingent) in respect of any obligations which it may have undertaken as tenant, licensee, assignee or surety of any lease or tenancy agreement relating to any land or premises other than the Property

5.12  Adjacent Land

      None of the Warrantors has any interest in, over or relating to the Property or any adjacent adjoining or neighbouring lands

6.    INTELLECTUAL PROPERTY

6.1   Ownership

      The Company is the sole beneficial owner, free of licence royalty restriction or other adverse interest, of all Intellectual Property used in its business in the ordinary course and as now carried on (including any planned improvements, extensions or new projects) or otherwise relating to its business

6.2   Registered Intellectual Property

      The Company does not own or have any interest in any registered Intellectual Property

6.3   Adverse Claims

      None of the Intellectual Property is liable to cease to be available for use by the Company or has been the subject of a valid claim that it is not the sole beneficial property of the Company and no person has claimed that the Company infringes their rights in any way or that the Company's rights in any Intellectual Property are not enforceable

6.4   Infringement of Third Party Rights

      So far as the Warrantors are aware the Company does not infringe and has not at any time infringed any Intellectual Property rights owned or enjoyed by any other person

6.5   Third Party Rights

      No licence, permitted user or other right has been granted or agreed to be granted to any other person in respect of any of that Intellectual Property owned by the Company and none of the Intellectual Property is being or has been used by any person other than the Company and no person is entitled to receive compensation or to call for the grant of a licence or other right in respect of any of the same or claims to be so entitled

6.6   Licences from Third Parties

      No part of the Company's business is or has been carried on under agreement with or with the consent of or under an obligation to pay any royalty to any third party or by licence nor is any such agreement or consent or licence or payment of royalty required for the commercial exploitation of any Intellectual Property owned by the Company

6.7   Disclosures

      Neither the Company nor its officers nor the Warrantors nor any employees of the Company have disclosed or revealed or permitted to be disclosed or revealed to any third party any Confidential Information (except to the Company's lawyers, accountants and other professional advisers and except as required for the ordinary course of trading of the Company and upon the confidentiality of the same being appropriately secured) and adequate procedures are employed by the Company to secure the confidentiality of Confidential Information, Intellectual Property and other proprietary information

6.8   Trade Names

      So far as the Warrantors are aware with regard to any trade names or trademarks used by the Company generally or in relation to any products or services:

      6.8.1 no third party is entitled or has been permitted to or does use a mark (with or without any associated design or device) which includes any trade mark, trade name or product name or word or device similar to them on or in connection with goods or services similar in kind to those of any items or services sold by the Company;

      6.8.2 no trading name used by the Company is the same as or substantially similar to the name under which any competing product or service of a third party is sold;

      6.8.3 the use of any trade or product or service name by the Company does not infringe the rights of any third party;

      6.8.4 no third party has claimed that any trade or product or service name used by the Company infringes their rights or that the Company is passing off any product or service as that of the third party

6.9   Business Name

      The Company does not use for any purpose nor carry on business under any name other than its full corporate name, "Thamesdown Hartley" and "Hartley Print"

6.10  Software

      In respect of computer software and firmware used, formerly used or expected in future to be used by the Company:

      6.10.1 save for software used under the licences disclosed in the Disclosure Letter, the Company is the sole beneficial owner of all copyright and other rights in the same and has taken all due steps to safeguard its copyright therein;

      6.10.2 all software written for the Company has been written by its employees and not by consultants or other persons engaged under contracts for services;

      6.10.3 the Disclosure Letter contains a complete and correct list of all licences held by the Company for the use of software and:

             (a) a correct, complete and up to date copy of each such licence is attached to the Disclosure Letter;

             (b) each such licence is valid and subsisting and there is no reason to suppose that it is about to terminate;

             (c) the Company is not in breach of any of the terms of any such licence;

             (d) each such licence is for the site at which the relevant software is used and authorises all users and computers who or which use the same in the course of the Company's business

      6.10.4 except to the extent prohibited by the licences referred to in the preceding clause 6.11.3, the Company has the right to make any adaptation, modification or improvement to software used by it without the consent of any third party

      6.10.5 none has been written specifically by or for the Company and all comprises standard software packages generally available which have not been modified by or for the Company

6.11  Software Support

      The Company has in force software support contracts for all items of software licensed to it from any third party and appropriate arrangements in respect of all items of software owned by it

6.12  Failures

      During the two years preceding the date of this Agreement the Company has not suffered any material failure or breakdown of any software or computer system and the Company has adequate systems including back up copies to ensure that if there is any failure or breakdown in any software or system the Company would be able to recover its system within a reasonable period

6.13  Millennium Compliance

      6.13.1 So far as the Warrantors are aware the performance and functionality of every computer system and/or related hardware, software or communication facilities or other automated processes owned by the Company or used in its business is not and will not be affected by any date before, during or after the year 2000 and will continue to function correctly regardless of any date or date-related input or other matter and without limiting the foregoing each of the same:

              (a) will accept all correctly entered date inputs, provide correct date outputs and correctly perform calculations on dates or portions of dates and otherwise accurately and without interruption handle date information and information which is in any way affected by or contains dates, before, during and after 1 January 2000; and

              (b) will respond to and process correctly entered year inputs and store and provide outputs of date information and date-related matters in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner

6.14  Millennium Compliance Undertakings

      The Company has not given to any person any guarantee or assurance that its equipment is in any respect compliant or that its operational capability in any respect will not be affected by any non-compliance relating to matters of the nature referred to in the preceding warranty

7.    PHYSICAL ASSETS

7.1   Ownership

      Except for assets disposed of by the Company in the ordinary and normal course of its trading the Company is the absolute owner having actual possession and control of and has good marketable title, free from any leasing, hire or hire purchase agreement, conditional sale, agreement for payment on deferred terms, bill of sale or other Encumbrance (or agreement to grant any of the same) to all assets included in the Accounts or in the Management Accounts and to all assets which have been acquired by the Company since the Last Accounting Date or which are used by the Company in the course of its business or which are in its apparent, reputed or actual possession, ownership or control (whether or not included in the Accounts as an asset of the Company)

7.2   Leasing and Hire Purchase

      In respect of all chattels which are fixed assets of the Company or used in its business and are held by the Company under any leasing, hire, hire purchase, conditional sale or similar agreement or arrangement:

      7.2.1 a complete schedule showing true and accurate particulars of all such agreements and arrangements is attached to the Disclosure Letter together with complete and correct copies of the same;

      7.2.2 all amounts due and payable by the Company under the same have been paid;

      7.2.3 there is no entitlement or circumstance giving rise to an entitlement of any other party thereto to vary the terms of the same or to increase any amount payable by the Company under the same;

      7.2.4  the Company is not in material breach of any of the same;

      7.2.5 so far as the Warrantors are aware no circumstance has arisen which would entitle any other party to the same to terminate it or otherwise terminate the Company's right to use any such chattel and this Agreement will not entitle any third party to exercise such right or constitute a breach of any of the same

7.3   Asset Register

      There is attached to the Disclosure Letter a complete and accurate copy register or schedule of fixed assets owned or used by the Company

7.4   Condition

      So far as the Warrantors are aware the furniture, fixtures, fittings, plant and machinery, tooling, equipment, vehicles and computer hardware used in connection with the business or in the possession of the Company have been maintained and repaired and are sound, safe and usable in the ordinary course of business and all of the same complies with applicable safety regulations and without limiting this warranty all equipment purchased, taken on finance contract or otherwise acquired or taken into use by the Company during the two years preceding the date of this Agreement has functioned properly (save for minor failures which have been remedied) and in accordance with the relevant contract specification and the Company has not made and is not aware of any circumstance which would entitle it to make any material claim against the supplier of the same that it is any respect defective

7.5   Computers

      So far as the Warrantors are aware all computer equipment used by the Company has since its installation functioned properly and the programming therefor has proved appropriate to the needs of the Company and has not suffered any material failure, breakdown or bug and adequate steps have been taken to ensure the security of any confidential matter thereon

8.    CONDUCT OF BUSINESS

8.1   Business Since Last Accounting Date

      Since the Last Accounting Date:

      8.1.1 Conduct of Business: The Company has carried on its business in the ordinary, proper and usual course, duly performing its obligations as they fell due and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts or the Management Accounts which is not in its ordinary and normal course of trading and without any interruption or alteration in the nature, scope or manner of its business and so as to maintain the same as a going concern to best advantage

      8.1.2 Financial Position: There has been no material adverse change in the financial position or the prospects of the Company, and in particular:

             (a) there has been no reduction in value of the net assets of the Company nor (otherwise than by the application of the Company's normal depreciation policies) in the value of any of the assets of the Company as shown in the Accounts;

             (b) neither the trading nor profitability of the Company shows any material deterioration or downturn by comparison with the year ended on the Last Accounting Date, whether as regards turnover, state of order book, expenses, profit margins or otherwise;

             (c) the Company has no liabilities (whether present, future, ascertained, contingent or otherwise and whether or not quantified or disputed) save those shown in the Accounts or being ordinary trading obligations incurred in the normal course of business since the Last Accounting Date

      8.1.3 Distributions: No dividend, bonus or distribution of capital or income has been declared, made or paid in respect of any share capital of the Company

      8.1.4 Loan Repayments: No loan or loan capital of the Company has been repaid or become due or liable to be repaid or declared to be due (whether with or without notice or lapse of time) in whole or in part (save for fluctuations in overdrawn current accounts with clearing bankers)

      8.1.5 Advance Corporation Tax: No circumstances have arisen giving rise to a liability for payment of any advance corporation tax on any deemed distribution or otherwise by the Company

      8.1.6 Remuneration: The Company has not made (or agreed to make) any change in the basis or amount of the emoluments or benefits for any of its directors or employees

      8.1.7 Cash: The Company has not disbursed any cash except in the ordinary course of its business and all amounts received by the Company have been deposited with the Company's bankers and appear in the appropriate books of account

      8.1.8 Indebtedness: The Company has not borrowed (except for borrowing from its bankers on overdraft within agreed limits under facilities disclosed in the Disclosure Letter and in the ordinary course of the Company's business) any money which it has not repaid, nor has it lent any money which has not been repaid to it, nor has it acquired the benefit of any debt (present or future) save for debts in respect of the sale of trading stock in the normal course of trading

      8.1.9 Capital Transactions: The Company has not entered into any capital transaction as vendor, purchaser, lessor or lessee or otherwise undertaken any commitment on its capital account in an individual sum exceeding

             (Pounds)20,000 or in an aggregate sum over the period for all such commitments exceeding (Pounds)100,000

     8.1.10 New Operations: The Company has not acquired or established (or agreed to acquire or establish) any new business, branch or subsidiary

     8.1.11 Detrimental Matters: Nothing has been done or knowingly omitted in relation to the business and affairs of the Company and which is outside the ordinary course of business of the Company and would detrimentally affect the interests of the holder of the issued share capital of the Company

     8.1.12 Benefits to Vendors: Save for regular salary payable to them as employees at the respective rates stated in the Disclosure Letter, the Company has not paid any monies, transferred any asset or afforded any benefit to or for the benefit of or afforded any other benefit to or for the Vendors or any Associate of the Vendors and the Company has not been party to any transaction falling within
             Section 320 Companies Act 1985

8.2  October Trading

     Before provision for the employee bonuses referred to in clause 9.2 of the Agreement totalling (inclusive of national insurance contributions) (Pounds)200,000 and the payment of a dividend of (Pounds)25,000 on 21 October 1999 and a dividend of (Pounds)12,250 on 29 October 1999:

     8.2.1 in October 1999 the Company made a net profit after all charges but before taxation;

     8.2.2 since 30 September 1999 there has been no diminution in the net assets of the Company

8.3  Authorisations and Approvals

     8.3.1 General: So far as the Warrantors are aware the Company holds all necessary licences, agreements, consents, permits, approvals and authorities (whether public or private) to enable it to carry on its business effectively and without hindrance in the places and in the manner in which such business is now carried on; all the same are valid and subsisting and none of the Warrantors are aware of any reason why any of them should be suspended, altered, cancelled or revoked

     8.3.2 Accreditations: The Disclosure Letter contains a complete and correct list of all accreditations, qualifications to do business, approved tender or purchase panel list accreditations, authorised supplier status and similar matters applicable to the Company

8.4  Data Protection Act

     The Company is duly registered under the Data Protection Act 1998 as a data user and particulars of the registration are set out in the Disclosure Letter; the Company has complied with the requirements of the said Act and in particular with the Data Protection Principles and no individual has claimed or will have any right to claim compensation from the Company under the provisions of that Act

8.5  Absence of Legal Proceedings

     Neither the Company nor any person on its behalf or so far as the Warrantors are aware for whose acts or defaults it is or may be vicariously liable is involved in any litigation or arbitration proceedings or proceedings or hearings (whether civil or criminal) before any court, commission, tribunal, board, investigation, government body or other person other than litigation arising in the ordinary course of the Company's trading which in each case is solely for the recovery of debts less than (Pounds)2000; no such litigation, proceedings or hearings are pending or threatened by or against the Company and there are no facts or matters which might or could give rise to any such

8.6  Public Obligations

     The Company is not in and has not committed any breach of or default under any statute or any regulation having effect under any statute or any court order, decree or other applicable law of any country nor has the Company any dispute with any public authority of any country regarding any of its affairs and no officer of the Company has committed any breach of the Companies Acts in relation to the Company

8.7  Invalid and Disputed Contracts

     In respect of agreements and other transactions to which the Company is a party:

     8.7.1 none is invalid, illegal, unenforceable, void or voidable in whole or in part;

     8.7.2 there are no grounds for rescission or repudiation of the same or for any claim in respect of the same or of any matters relating to or connected with the same or with any negotiations leading thereto;

     8.7.3 neither the Company nor the Vendors has received any claim or notice or intimation of intention to claim in respect of the same or of any such matters or to terminate, repudiate, rescind or disclaim any such agreement or transaction;

     8.7.4 neither the Company nor any other contracting party is in breach or default or considered by the Company to be in breach or default of any of the same nor does any circumstance exist which with the passing of time or the giving of notice would place the Company or any other contracting party in breach or default;

     8.7.5  there is no subsisting contractual dispute involving the Company

8.8  Negligent Services

     The Company has not rendered any services in a manner that was negligent or in breach of its obligations

8.9  Product and Service Complaints

     With regard to any complaints made to the Company in respect of goods or services supplied by it:

     8.9.1 there has been no repeated pattern of complaints in respect of any particular product or service;

     8.9.2 the Company maintains an accurate and complete record of all complaints received by the Company in respect of goods or services supplied by it and a correct and complete copy of the same is attached to the Disclosure Letter

8.10 Orders and Judgments

     The Company is not subject to any order or judgment of any court, tribunal or governmental authority or agency and has not been party to any subsisting undertaking or assurance given to any of the same

8.11 Competition Law

     8.11.1 Compliance: The Company is not and has not been party to, engaged in or bound by any agreement, arrangement, action, practice or course of conduct which is or was void, illegal, unenforceable, registrable or notifiable under or which contravenes or contravened the Restrictive Trade Practices Act 1976, the Competition Act 1980, the Fair Trading Act 1973, the Competition Act 1998, Article 85 or 86 of the Treaty of Rome (now Articles 81 and 82 of the Treaty of Amsterdam) and regulations made thereunder or any other law dealing with anti-trust or competition or similar matters anywhere in the world ("Competition Legislation") or which constitutes an anti-competitive practice under any of the same

     8.11.2 Filings: The Company has not registered any contract or other matter with or made any notification, filing, request for guidance or application for exemption with the Commission of the European Union or any other authority pursuant to or for the purposes of any other Competition Legislation

     8.11.3 Investigations: The Company has not received any complaint or threat to complain under or referring to any Competition Legislation from any person or received any request for information, investigation or objection

     8.11.4 Decisions and Undertakings: The Company is not and never has been the addressee of or given or been party to any decision, judgment, direction, undertaking or settlement relating to any Competition Legislation or to any proceedings in which Competition Legislation was pleaded or relied upon

     8.11.5 Unlawful Practices: The Company is not party to, engaged in or bound by any agreement, arrangement, action, practice or course of conduct which is an unfair consumer trade practice within the meaning of Section 13 Fair Trading Act 1973 or susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to or an order by the Secretary of State under the provisions of Part II of that Act or contravenes or has been entered into in breach of or is prejudiced or invalidated by any provision of the Consumer Credit Act 1974

8.12 Contractual Characteristics

     The Company has not at any time in the last two years been party to and the Company is not now party to:

     8.12.1 Guarantees: any Guarantee given by the Company (save for any guarantee or warranty in relation to goods implied by law or contained in its standard terms of business); or

     8.12.2 Termination on Change in Company: any agreement, encumbrance, deed or other instrument, arrangement, authorisation, licence or benefit liable according to its terms to be terminated or withdrawn by another party or likely in fact to be so terminated or withdrawn as a result of any change in the control, management or shareholders of the Company or otherwise as a consequence of the execution or performance of this Agreement in which the same would constitute a breach or entitle any other person to take action or receive any benefit;

     8.12.3 Joint Ventures: any joint venture, consortium or partnership arrangement or agreement or participation in any unincorporated association;

     8.12.4 Long-Term: any agreement not capable of termination by the Company without liability for such termination within six months from the date of the Agreement;

     8.12.5 Unusual: any agreement or obligation whatsoever save those usual and appropriate in the ordinary and proper course of business of the Company upon arms length open market terms;

     8.12.6 Artificial: any agreement, arrangement, practice or benefit with or at the instigation of any of the Vendors or of any director, officer or senior employee of the Company or any Associate of such person the effect of which has been to artificially increase the net profit of the Company by affording to it goods or services below the fair commercial rate or taking from it goods or services in excess of the fair commercial rate

     8.12.7 Connected Persons: any agreement or arrangement with, obligation or benefit to or loans owing by the Vendors or any director, officer or senior employee of the Company or any Associate of any such person or any other agreement or arrangement in which any of the Vendors or other such person or Associate are directly or indirectly interested or which has not been entered into or pursued in the best interests of the Company on arm's length commercial terms (including without limitation any arrangement or agreement under which any of the foregoing persons provide any goods or services to or receive any benefit from any customer or supplier of or to the Company);

     8.12.8 Onerous: any contract, obligation, commitment or liability known or thought to be onerous, unprofitable or disadvantageous to the Company or which it cannot readily fulfil, discharge and perform in accordance with its terms, on time, in the ordinary course of business and without unusual, excessive or uneconomical expenditure of time money or effort;

     8.12.9 Loans: any loan (by or to the Company) or agreement for loan or undertaking (save as disclosed in the Accounts);

     8.12.10 Authorisations to Bind the Company: any power of attorney or other agency or similar authority (express, implied or ostensible) to any person to enter into any contract or commitment on the Company's behalf other than to its employees to enter into routine trading contracts in the normal course of their duties

     8.12.11 Restrictive Covenants: any agreement, covenant, undertaking or commitment restricting, limiting or excluding its conduct of business in any field or geographical area

     8.12.12 Paper Purchase: Any contract for the purchase of paper other than:

               (a) individual contracts for the purchase of paper each for a specific printing contract with a customer of the business or

               (b) which required delivery to the Company of the paper purchased within three months from the date of the contract and did not allow or require performance after that three months

8.13 Overseas Undertakings

     The Company does not have and never has had any branch, agency, place of business, representative office or permanent establishment outside the United Kingdom or any interest in any corporation not solely resident in the United Kingdom

8.14 Agency Distributorship and Similar Arrangements

     The Company is not party to any contract or arrangement of any kind under which:

     8.14.1 it acts as agent, distributor or representative of any other person or under which it is entitled to receive any commission, rebate, allowance or benefit in return for recommending, supplying or otherwise relating to the supply to any person of any goods or services supplied by any third party; or

     8.14.2 the Company has appointed any third party its agent, distributor or representative or pursuant to which the Company is liable to pay or allow to any third party any commission, rebate, allowance or other benefit in return for recommending, supplying or otherwise in relation to the supply of goods or services by the Company

8.15 Material Contracts

     There is attached to the Disclosure Letter a true and complete copy of every material contract under which the Company has any continuing or future obligation (including any variations of the same). For the purposes of this warranty a contract is material if:

     8.15.1 the total amount payable by or to the Company pursuant to its terms exceeds (in the case of printing transactions in the ordinary course of trading) a value of (Pounds)100,000 and (in any other case) a value of (Pounds)20,000; or

     8.15.2 its premature termination would cause material operational difficulties to the Company; or

     8.15.3    it is otherwise of material importance to the Company

8.16 Adverse Matters

     In respect of any contract the subject of the preceding warranty:

     8.16.1 no complaint has been received with regard to the performance by the Company thereunder;

     8.16.2 no dispute exists in relation to any matter arising under any of the same;

     8.16.3 there is no reason to believe that any of the same may be terminated prior to their normal expiry in accordance with their terms

8.17 Insurance:

     8.17.1 Validity of Policies: So far as the Warrantors are aware, there is no fact or matter which could lead to any insurances maintained by the Company being vitiated or repudiated or any premiums thereon being increased

     8.17.2 Policies: There is attached to the Disclosure Letter a complete and accurate schedule of all insurances maintained by the Company which are in force at the date of the Agreement together with a complete and accurate copy of all such policies

     8.17.3 Claims Record: There is attached to the Disclosure Letter a complete and accurate record of all claims made by the Company under any policy of insurance at any time

     8.17.4 Claims: There is no outstanding claim under any such insurances nor, so far as the Warrantors are aware, has any event or occurrence taken place which is or ought to be the subject of any such insurances

8.18 Legal Documents

     All title deeds, agreements and other documents to which the Company is a party or under which the Company derives benefit and all other documents owned by or which ought to be in the possession of the Company are in its possession and are properly stamped

8.19 Effect of Agreement

     The execution, delivery and performance of this Agreement and any of the Transaction Documents will not result in the breach of any contract to which the Company is party or by which the Company or its property or assets may be bound or affected or violate or conflict with any law, regulation, decree, judgment, award or undertaking affecting the Company or its assets

8.20 Health & Safety

     The Company has:

     8.20.1 established procedures under laws and regulations (including codes of practice) regarding the health and safety of those who work for or visit the Company or are otherwise affected by it;

     8.20.2 not received notice or claim that it has failed to comply with the requirements of any applicable law, regulation or code of practice;

     8.20.3 carried out all appropriate health and safety studies (true and complete copies of which are attached to the Disclosure Letter);

     8.20.4 not received any communication of any actual or threatened claim, investigation or proceeding against the Company or its officers or employees in respect of accidents, injuries, disease or other harm to the health and safety of employees, contractors or others under or as a result of any breach of health and safety laws, regulations or codes of practice

8.21 Improper Practices

     The Company has not, nor, so far as the Warrantors are aware, has any officer, employee, agent or representative of the Company, directly or indirectly offered, paid, promised to pay or authorised the payment of any money or other thing of value to any person who is an official, officer, agent, employee or representative of any government, government authority or agency, existing or prospective customer, any holder or candidate for political office or to any other person in the knowledge that any such payment or provision would be offered, given or promised directly or indirectly to any such official, officer, agent, employee or representative

8.22 Outstanding Tenders

     There is not now outstanding any tender or offer by the Company which upon acceptance by a third party would give rise to any contract or commitment upon the Company, which (if now in existence) would constitute a breach of any other statement in this Schedule

8.23 Acquisitions and Disposals

     The Company has never acquired or disposed of any shares in the capital of any other company nor acquired the whole or any substantial part of any undertaking and in the case of any such transactions which are disclosed in the Disclosure Letter:

     8.23.1 no claim has been made by or against the Company under any contract relating to any such transaction or otherwise relating to it

     8.23.2 the Vendors are not aware of any circumstance which is likely to give rise to any such claim or which would give rise to any such claim but for any limitations on liability of the Vendors contained in any such contract

9.   EMPLOYMENT MATTERS

9.1  Employment Particulars

     The particulars shown in the Schedule of Officers and Employees annexed to the Disclosure Letter are true and complete in all respects and in particular correctly show in respect of each employee of the Company the following information:

     9.1.1     name;

     9.1.2     age;

     9.1.3     job description;

     9.1.4 all remuneration of any kind payable or which may become payable on any basis (whether salary, commission, bonus, incentive or otherwise) and other benefits provided or which the Company is legally or morally bound to pay or provide (now or at or from some future date);

     9.1.5 date of commencement of employment or of any previous employment with which such employment is continuous;

     9.1.6 notice period required to be given by the Company and by the employee respectively for termination of the employment;

     9.1.7     whether or not a member of a trade union;

     9.1.8     date of last increase in salary;

     9.1.9     contractual and actual place of employment

9.2  Termination of Employment

     In relation to any employee or officer or former employee or former officer of the Company:

     9.2.1 the Company has not in any manner terminated the office or employment of any individual within the two years preceding this Agreement;

     9.2.2 the Company has not given notice of any actual or intended redundancies to the Secretary of State or other authority in any jurisdiction nor started consultations with any trade union in respect of any redundancies within the twelve months preceding the date of this Agreement;

     9.2.3 no employee or officer of the Company is under notice of termination of his engagement or has given or indicated that he is about to give such notice and the Warrantors are not aware of any circumstances or reason why any officer or employee of the Company should give such notice or seek to leave the Company or is about to do so (save pursuant to the provisions of this Agreement)

9.3  Disputes with Employees

     None of the employees or officers of the Company is in dispute with the Company regarding his terms of employment or has requested any improvement therein (whether increase in pay or otherwise) or has commenced or threatened any industrial action of any kind or has indicated that he will do so or will terminate his engagement in any circumstances which will arise upon Completion nor are any of the Warrantors aware that any of such matters are likely to occur

9.4  Compensation Obligations

     The Company is under no actual or contingent present or future liability to pay any compensation, damages, award, redundancy payment or other monies (whether statutory, contractual or at common law) to any present or former officer or employee of the Company for any reason

9.5  Employee Claims

     No present or former officer or employee of the Company has made or threatened to make against the Company any claim of any kind, whether for or based upon an allegation of breach of contract, unfair dismissal, stress, injury or disease, actions of another officer or employee, harassment, discrimination, breach of statutory duty or failure to perform any other obligation in law of an employer nor so far as the

     Warrantors are aware does any circumstance exist which may give rise to any such claim

9.6  Incentive Arrangements

     There is attached to the Disclosure Letter a true and complete copy of the rules and all other material information relating to any profit sharing, bonus, share option or other incentive scheme, arrangement or practice of any kind (whether or not legally binding) and including the bonus arrangements referred to in clause 9.2 of this Agreement ("Incentive Arrangement") for any officer, employee or consultant of or to the Company or for any group of such persons (whether or not together with other persons); save for the Incentive Arrangements so disclosed the Company is not party to any Incentive Arrangements and without limiting this statement:

     9.6.1 no options or other rights have been granted over or in respect of any shares in the capital of the Company as part of any incentive arrangement

     9.6.2 the Company has not established and there does not exist in relation to the Company any employee benefit trust

9.7  Long-Term Contracts

     There is not outstanding any contract of service between the Company and any of its officers or employees which is not terminable without compensation (save statutory compensation) on three months' notice or less nor any consultancy agreement to which the Company is a party

9.8  Trade Unions

     The Company does not recognise any trade union and is not party to any trade union agreement, house agreement or collective bargaining agreement or other agreement or arrangement (whether formal or informal legally binding or otherwise) relating in any way to employees or their terms or conditions of employment or employment matters;

9.9  Industrial Action

     The Company is not involved in any industrial or trade dispute or dispute or negotiation with any trade union or organisation or body of employees

9.10 Employment Records

     The employment records of the Company are in all material respects complete and accurate

9.11  Contracts of Employment

      All notices appropriate under the Employment Rights Act 1996 have been duly issued to all employees of the Company

9.12  Credit Cards

      There are no credit cards in issue for the account of the Company or any other person and available for use by any officer or employee of the Company by reason of such office or employment

9.13  Obligations to Employees

      The Company has complied with all material obligations that it owes to or in respect of its employees, whether individual or collective

9.14  TUPE

      During the two years preceding the date of this Agreement the Company has not entered into any contract or arrangement or otherwise conducted itself such that individuals employed or previously employed by any other person will become employed by the Company by reason of the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981

9.15  Hartley Print Limited

      The Company has not made any change to any terms and conditions of any individuals employed by Hartley Print Limited who are now employees of the Company

9.16  Maximum Working Hours

      The Company is in possession of written agreements signed by each of its employees for the valid exclusion of the maximum weekly working time of 48 hours pursuant to regulation 5 of The Working Time Regulations 1998 and is not in receipt of any notice for the termination of any such written agreement

10.   PENSIONS

10.1  Benefit Obligations

      Save in relation to any scheme disclosed in the Disclosure Letter ("the Disclosed Scheme") the Company is not under any commitment (whether legally binding or established by custom) to make payment of any pension, allowance, lump sums or other like benefit on or following the death, retirement or disability of any existing or former employee or director of the Company or for the benefit of any dependants of such persons nor is it party to any pension, life assurance or retirement benefit scheme agreement or arrangement of any kind

10.2  Disclosed Scheme

      In relation to the Disclosed Scheme:

      10.2.1 Variation of Benefits: No power to increase or vary the benefits to members under the Disclosed Scheme has been exercised or promised to any potential beneficiary

      10.2.2 Membership: The names of the persons who are the current members of the Disclosed Scheme have been fully disclosed and no discretion to admit any further or other members has been exercised nor have the criteria for eligibility to membership been altered or varied in any way and full details of the provisions relating to eligibility for membership have been disclosed;

      10.2.3 Death and Disability: All benefits payable under the Disclosed Scheme in respect of the death or disability of any member during service are fully insured under policies effected with an insurance company of good repute and standing and each member of the Disclosed Scheme is fully covered by such insurances at normal premium rates on normal terms for persons in good health;

      10.2.4 Unpaid Contributions and Benefits: There are not at the date hereof any payments to members of or contributions to the Disclosed Scheme which have fallen or are accrued due and payable and are unpaid for any reason whatsoever;

      10.2.5 Company Obligations: Save for its obligations to pay contributions in respect of the current and future months on the basis and in the amounts stated in the Disclosure Letter the Company has no actual or contingent obligation whatsoever to any person or authority in respect of the Disclosed Scheme

10.3  Statutory Status

      In relation to each Disclosed Scheme which is a retirement benefits scheme within the meaning of Section 611(1), ICTA:

      10.3.1

      10.3.2   Approval:  The Disclosed Scheme is approved as an exempt
               --------
               approved scheme by the Commissioners of Inland Revenue for the purposes of

               Chapter I of Part XIV ICTA and nothing has been done or omitted to be done which will or may result in the Disclosed Scheme ceasing to be an exempt approved scheme;

     10.3.3    Contracting Out: There is in force a contracting out certificate
               ---------------
               in relation to the Company and nothing has been done or omitted to be done which will or may result in any contracting out certificate being cancelled surrendered or raised;

     10.3.4    Administration: The Disclosed Scheme has been administered in
               --------------
               accordance with the requirements of sections 69-82 of the Pension Schemes Act 1993 and the contracting-out requirements of Part III of the Pension Schemes Act 1993 and subject thereto in accordance with the trust powers and provisions of the Disclosed Scheme and save as disclosed in the Disclosure Letter the Disclosed Scheme complies with and has at all times materially complied with the provisions of the Pensions Act 1995 and all other relevant legislation and with the requirements of the Pension Schemes Office and the Contributions Agency;

     10.3.5    Compliance: The Disclosed Scheme has at all times complied with
               ----------
               the requirements of Article 119 of the Treaty of Rome and Section 62 of the Pensions Act 1995;

     10.3.6    Documentation: Full copies of all relevant deeds, rules and other
               -------------
               relevant documentation constituting or governing the Disclosed Scheme are attached to the Disclosure Letter and including without limitation:

               (a) all explanatory booklets and announcements currently in force;
               (b) any benefit, improvement, augmentation or any other amendment announced or agreed in relation to the Disclosed Scheme but which is not incorporated into the trust deed and rules of the Disclosed Scheme

10.4 Claims

     There are no actions, claims or suits (other than routine claims for benefits) outstanding or threatened against the trustees or administrators of the Disclosed Scheme or against the Company in respect of any act, event or omission or other matter in any way arising out of or in connection with the Disclosed Scheme and there are no current submissions or referrals to the Pensions Ombudsman or to the

      Occupational Pensions Advisory Service in respect of the Company or the trustees or administrators of the Disclosed Scheme

10.5  OPRA Report

      There are no circumstances which would cause the auditor or actuary or the trustees or any other scheme advisers or administrators of the Disclosed Scheme to give a written report to the Occupational Pensions Regulatory Authority pursuant to Section 48 of the Pensions Act

11.   TAXATION

11.1  Submission of Returns

      All necessary information, notices, computations and returns (all of which are true and accurate and none of which is disputed by the relevant taxation authority) have been submitted by the Company to the relevant taxation authorities in respect of Tax for all periods up to and including Completion and there is no reason to suppose that any of such computations and returns will not in due course be accepted as true and accurate by the relevant taxation authorities

11.2  Submission of Claims

      The Company has duly submitted all claims and disclaimers which have been assumed to be made for the purposes of the Accounts details of which claims and disclaimers are disclosed in the Disclosure Letter

11.3  Concessions and Agreements

      The amount of Tax chargeable on the Company during any accounting period has not depended on any concession, agreement or other formal or informal arrangement with any Tax Authority

11.4  Payment of Tax Due

      All Tax for which the Company is liable and which has fallen due for payment has been paid and any Tax which is due to be paid by the Company prior to or on Completion will be so paid

11.5  Penalties and Interest

      The Company has not paid or become liable to pay any penalty or interest in respect of any Tax assessed upon it

11.6  Liability as Agent

      The Company is not liable as lessee or agent for any Schedule A tax under the provisions of s.23 ICTA

11.7   PAYE

       The Company has properly operated the PAYE system deducting tax as required by law from all payments made to or treated as made to employees or ex-employees of the Company and sums payable to the Inland Revenue have been paid and will continue to be paid up to Completion

11.8   Deduction of Tax

       All payments made or procured by the Company to any person which ought to have been made under deduction of tax have been so made and (if and to the extent required by law to do so) the Company has duly and promptly accounted to the Inland Revenue for the tax so deducted

11.9   Back Duty Claims

       The Company is not the subject of a back duty investigation nor are there any facts of which the Vendors are aware which may give rise to the same

11.10  Accounts Provisions

       The audited balance sheet and profit and loss account of the Company in respect of each accounting period of the Company up to and including the Last Accounting Date makes provision or reserve, in accordance with the principles set out in the notes included in such audited balance sheets and profit and loss accounts, for all Tax liable to be assessed on the Company or for which it may be accountable in respect of such accounting periods

11.11  Book and Tax Values of Fixed Assets

       The aggregate book value of each of the assets of the Company in or adopted for the purposes of the Accounts on which capital allowances are calculated separately does not exceed the aggregate written-down value of such assets for the purposes of the CAA and the aggregate book value of plant and machinery on which an entitlement to capital allowances has arisen under Part II of the CAA does not exceed the written-down value of the qualifying expenditure under that Act

11.12  Book and Tax Values of Capital Gains Assets

       No chargeable gain would arise on the disposal by the Company of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise if the proceeds to be taken into account were equal to the book value of the relevant asset in or adopted for the purposes of the Accounts

11.13  Distributions

       The Company has not at any time made or been deemed to have made a distribution within the meaning of ss. 209, 210 or 211 ICTA (except dividends shown in its audited accounts)

11.14  Capital Distributions

       The Company has not received and will not up to Completion receive or be entitled to receive any capital distributions to which the provisions of
       s.346 ICTA could apply

11.15  Loan Relationships

       The Company is not the debtor or the creditor pursuant to any loan relationship within the meaning of paragraph 13 of Schedule 9 to FA 1996

11.16  Deep Discount and Relevant Discounted Securities

       The Company has not held any chargeable security as defined in Sch 4 para 1 of ICTA or a relevant discounted security as defined in Schedule 13 FA 1996 nor issued such a security which remains in issue or which has been redeemed since the Accounting Date

11.17  Premiums on Leases

       The Company has not effected or entered into any act transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of ss. 34, 35, 36 or 37 ICTA and pending Completion will not effect or enter into any such act transaction or arrangement

11.18  Sale and Leaseback

       The Company has not entered into any such transaction as is mentioned in
       s.780 ICTA

11.19  Non-Allowable Payments

       Since the Accounts Date, all expenditure of a revenue nature incurred, paid or payable by the Company (whether before or after Completion) pursuant to any obligation in existence at the date of this Agreement which is not and will not be deductible for corporation tax purposes either in computing the profits of the Company or as a charge on the income of the Company does not materially exceed the amount of such expenditure (time apportioned on a pro rata basis) which is not deductible for corporation tax purposes in the Accounts

11.20  No Unremittable Income

       No claim has been made by the Company under s.584 ICTA

11.21  Transfer Pricing

       No circumstances exist or have existed which render the Company liable to comply with sections 770 or 770A or Schedule 28AA to ICTA

11.22  Give as You Earn

       The Disclosure Letter gives details of all schemes under s.202 ICTA in which the Company has been participating

11.23  Pension Scheme Refunds

       Since the Last Accounting Date no payment has been made and no payment is likely to be made to the Company to which s.601 ICTA applies or could apply whether as a result of Sch 22 to that Act or otherwise

11.24  Profit-Related Pay

       There exists no scheme registered under Part V Chapter III of ICTA applying to the Company or any of its employees and no application for registration of a scheme so applying has been made

11.25  No Unremittable Gains

       No claim has been made by the Company under s.279 TCGA

11.26  No Disposal within Specific Sections

       The Company has not disposed of or acquired any asset in circumstances such that the provisions of s.17 TCGA will apply, and is not entitled to any capital loss to which the provisions of s.18(3) TCGA will apply

11.27  Debts

       No capital gain will accrue to the Company on the disposal of any debt owed to the Company

11.28  Transfer of Trade

       No claim has been made by the Company under s.140A TCGA

11.29  Rollover Relief

       No claims have been made under Chapter 1 of Part V, TCGA in so far as they would affect the chargeable gain or allowable loss which would arise on a disposal by the Company of any of its assets

11.30  Assets Ceasing to be Within Charge to UK Tax

       The Company is not deemed to have made a disposal of any assets since the Accounting Date under s.185 TCGA

11.31  Close Company

       The Company is a close company within s.414 ICTA

11.32  Close Company Distributions

       No distribution within s.418 ICTA has ever been made by the Company, and no such distribution will be made prior to Completion

11.33  Close Investment-Holding Company

       The Company is not and never has been a close investment-holding company as defined in s.13A ICTA

11.34  Loans to Participators

       No loan or advance within s.419 ICTA has ever been made by the Company, nor has the Company released or written off or agreed to release or write off the whole or any part of any such loan or advance

11.35  Tax Avoidance

       So far as the Vendors are aware the Company has not been involved in a pre-ordained series of transactions in which there are inserted steps which have no business purpose other than the mitigation, avoidance or deferral of Tax

11.36  General Anti-Avoidance

       The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement for the purposes of tax avoidance to which any of the following provisions could apply:

       ICTA  ss. 398, 399, 410, 729 to 745 and 774 to 786
       CAA   s 75
       TCGA  ss. 29 to 34

11.37  Further Anti-Avoidance

       The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances have been obtained on the basis of full and accurate disclosure to the Inland Revenue and/or the special commissioners of income tax of all material facts and considerations relating thereto:

       ICTA  ss. 213 to 215, 703 to 709 and s776
       TCGA  ss. 135 to 139

11.38  Inheritance Tax

       The Company has not entered and will not prior to Completion enter into any transaction which has will or may give rise to any Tax under the provisions of the Inheritance Tax Act 1984 and without prejudice to the generality of the foregoing:

      11.38.1 there is no charge in favour of the Inland Revenue outstanding over the assets of or shares in the Company;

      11.38.2 no person has any power of sale mortgage or charge in respect of the assets of or shares in the company;

      11.38.3 the Company is not liable to be assessed to Tax as donor or donee of any gift or transfer of value

11.39 Compliance with VAT Administrative Requirements

      The Company has complied with all statutory provisions, rules, regulations, orders and directions concerning VAT including the making on time of accurate returns and payments

11.40 Value Added Tax Groups

      The Company is not and has not since the date of its incorporation been a member of any group of companies for VAT purposes and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT calculated by reference to the supply of goods or services by any other company

11.41 Security and Value Added Tax

      The Company is not nor has been required to give security for payment of VAT

11.42 Partial Exemption

      The Company has not been partially exempt for any VAT accounting period at any time

11.43 VAT on Property Transactions

      No elections to waive exemption have been exercised by the Company pursuant to paragraph 2 of Schedule 10 to VATA

11.44 Overseas VAT Recovery

      The Company has reclaimed all overseas VAT which has been suffered to the extent that it has included any amounts recoverable as an asset in the Accounts

11.45 Transfer of Business as a Going Concern

      The Company has acquired no assets in the circumstances described in s.49(1) VATA

11.46 Bad Debt Relief

      The Company has made no claim for bad debt relief under s.36 VATA and the regulations thereunder.

11.47 Capital Goods Scheme

      The Company does not own and has not owned any assets which are or have been subject to the provisions of Part XV of the Value Added Tax Regulations 1995

11.48 Duties, etc

      All value added tax, import duty, customs duty and (without limitation) other Taxes or charges payable to any Tax Authority upon the importation or exportation of goods and all excise duties payable to any Tax Authority in respect of any of the assets of the Company have been paid in full and no application has been made for binding tariff information or (without limitation) for a decision or for a review of a decision under s.14 FA 1994 as amended by the Customs Review and Appeals (Binding Tariff Information) Regulations 1995

11.49 Due Payment of Stamp Duty and Stamp Duty Reserve Tax

      All documents in the enforcement of which the Company is interested and which are liable to stamp duty have been duly stamped within the meaning of the Stamp Act 1891 and since the Accounts Date the Company has not incurred any liability to or been accountable for any Stamp Duty Reserve Tax and there has been no agreement within s.87(1) of the FA 1986 which could lead to the Company incurring such a liability or becoming so accountable

12.   ENVIRONMENTAL MATTERS

      Save as fairly disclosed by the report from ENSR International to IMPAC Europe Limited dated 13 October 1999, a copy of which is enclosed with the Disclosure Letter:

12.1  Existing Legislation

      The Company has complied with all Environmental Law

12.2  Breach of Legislation

      The Company has not been notified of any breach of any Environmental Law and there are no circumstances which would entitle or require any competent authority or any other third party to serve notice or commence proceedings as a result of such breach

12.3  Litigation

      There are no disputes affecting the Company and no ongoing litigation or claim made by or against the Company relating to any Environmental Law

12.4  Quality Limits and Quality Objectives

      The Company complies with the requirements of all regulations made by the Secretary of State under Section 3(4) of the Environmental Protection Act 1990

12.5  Released Substances

      The Company does not release any substance into any environmental medium from a proscribed process as defined by regulations made by the Secretary of State in accordance with Section 3 of the Environmental Protection Act 1990

12.6  Hazardous Substances

      The Company does not use, store, spill or dispose of Hazardous Substances

12.7  Objectives

      With regard to any substances which are released into the environmental medium such substances comply as to the amount, the time periods, and the location of the release with plans issued by the Secretary of State in accordance with Section 3(5) of the Environmental Protection Act 1990

12.8  Authorisations

      In respect of any process or activity or matter which may require consent, licence or authority, (written or otherwise), pursuant to any Environmental Law and/or by proscribed processes carried on by the Company under Section 6 of the Environmental Protection Act 1990 all authorisations to be granted by any competent authority have been obtained and the conditions to which such authorisation is subject have been complied with and no notice of any breach of such conditions have been received

12.9  Authorisations withdrawn

      The Company has not received any notification of withdrawal of such authorisation referred to in the preceding warranty nor is there any circumstance that would entitle or require the competent authority to withdraw such authorisation

12.10 Other authorisations

      The Company complies with the requirements of Her Majesty's Inspectorate of Pollution ("HMIP"), the relevant local authority and all other competent authorities and have obtained all licences consents and authorisations necessary relating to environmental matters including, inter alia, pollution, waste control, air, water and soil quality, and connected matters

13.   MISCELLANEOUS

13.1  Accuracy of Information

      All of the following is complete and accurate in all respects and not misleading and the Warrantors are not aware of any fact or matter not stated in the Disclosure Letter which renders any of the same misleading, inaccurate or incomplete:

      13.1.1   each disclosure in the Disclosure Letter

      13.1.2 any written reply made by or on behalf of the Vendors to any written enquiry made by the Purchaser's Solicitors in relation to real property and environmental matters

13.2  Finders Fee

      There is no agreement or arrangement pursuant to which the Company is or may become liable to pay to any person any finders fee, commission, brokerage or professional fees in relation to or by reason of the transaction effected by the Agreement

13.3  Vendors' Interests

      None of the Vendors has any direct or indirect financial interest in any company, business or undertaking, other than the Company and interests which are limited to investment in companies listed or quoted on a recognised stock exchange and investments in or through independently managed pension schemes or unit trusts or managed funds or similar investments

                                  SCHEDULE 5

                    Sub-clause 8.2 : Limitations on Claims

1.   LIABILITY FOR WARRANTY CLAIMS

1.1  Time Limits

     No claim may be made against the Warrantors under the Tax Deed or in respect of the Warranties unless notice of the claim has been given to the Warrantors on or before the relevant date specified below:

     1.1.1 in the case of the Tax Warranties or the Tax Deed, 30 September 2006, save that a claim may be made at any time within thirty (30) days from receipt of an increased assessment to tax made by any tax authority in response to or following any appeal against an assessment of tax made prior to Completion;

     1.1.2  in the case of any other of the Warranties, 1 May 2001

1.2  Claim Notices and Proceedings

     The Warrantors shall not be liable by way of damages or otherwise howsoever in respect of any breach of the Warranties unless:

     1.2.1 the Warrantors shall have been served with written notice by the Purchaser of the breach of any such Warranty prior to the dates specified in sub-clause 1.1 of this Schedule 5; and

     1.2.2 in respect of any such claim which may have been notified proceedings shall been commenced and served upon the Warrantors in connection with such breach or claim within the period of twelve months (or such longer period as is agreed between the parties from time to time) from the date of giving notice to such Warrantors as aforesaid unless previously satisfied, settled or withdrawn

1.3  Contents  of Claim Notices

     The notice referred to in sub-clause 1.2.1 above shall so far as practicable provide reasonable detail of the event or circumstances so far as the Purchaser is then aware of the same giving rise to the breach or claim, and so far as is practicable the amount claimed in respect of such breach. The requirements of this paragraph 1.3 constitute obligations of the Purchaser but compliance with them is not a condition of the liability of the Warrantors or of the rights of enforcement of the Purchaser

1.4  Timing of Claim Notices

     The Purchaser shall use its reasonable endeavours to cause notice of any claim for breach of the Warranties to be given within six months from there becoming actually known to a director of the Purchaser both the matter which constitutes the breach and that such matter gives rise to a claim against the Warrantors for the breach and the second sentence of paragraph
     1.3 shall apply also to this paragraph 1.4

2.   MAXIMUM LIABILITY

2.1  Aggregate Liability

     The total liability of the Warrantors in respect of all claims under the Warranties, clause 8.5 of the Agreement and the Tax Deed shall not in any event exceed the sum of FIVE MILLION FIVE HUNDRED THOUSAND POUNDS ((Pounds)5,500,000)

2.2  Individual Liability

     The total liability of each Warrantor in respect of all claims under the Warranties, clause 8.5 of the Agreement and the Tax Deed shall not in any event exceed the sum which results from application to the sum of FIVE MILLION FIVE HUNDRED THOUSAND POUNDS ((Pounds)5,500,000) the percentage which the Shares sold by that Warrantor represents of the total number of Shares sold by all the Warrantors

3.   MATERIALITY

3.1  Aggregate Threshold

     The Warrantors shall not be liable in respect of any breach of any of the Warranties unless and until the amount or the aggregate amount of the liability which the Warrantors would have in respect of all such claims but for this paragraph exceeds the sum of FIFTY THOUSAND POUNDS ((Pounds)50,000) (in which event the Warrantors shall be liable for the whole of such claim and not merely the excess above the said sum)

3.2  Trivial Claims

     No single claim may be made in respect of any claim for any breach of any of the Warranties or under clause 8.5 of the Agreement where the amount so claimed does not exceed two thousand five hundred pounds ((Pounds)2,500) and that claim shall be disregarded for all purposes. This clause 3.2 shall not apply to any claim which arises out of the same event or circumstances as any other claim or which is one of a series of claims under the same Warranty and in any event no more than ten claims shall be disregarded by reason of this clause

4.   DOUBLE RECOVERY

     In no circumstances shall the Purchaser be entitled to recover or obtain compensation more than once in respect of the same loss and without limiting the foregoing the Warrantors shall not be liable in relation to the same matter both under the Warranties and under the Tax Deed

5.   RIGHTS AGAINST THIRD PARTIES

5.1  Prosecution of Claims

     If any sum is paid by or on behalf of the Warrantors in satisfaction of a claim in respect of the Warranties ("a relevant Claim") and the Purchaser or any entity forming part of the Purchaser Group (each "a Relevant Company") is entitled to make a claim in respect of the matter giving rise to that claim against any third party reasonably likely to lead to a successful recovery, the Purchaser (if notified of such fact by the Warrantors) shall and shall procure that each Relevant Company shall (in each case at the Warrantors' cost) make a claim against its insurers or such third party for the loss or damage suffered and shall take all steps as the Warrantors shall reasonably require to enforce such recovery and shall keep the Warrantors informed as to the progress and outcome of such claim and shall promptly give to the Warrantors such information as the Warrantors may reasonably request in connection with such claim

5.2  Insurance

     The Purchaser undertakes to maintain insurance with respect to the business and assets of the Company at a level which is at least equivalent in all material respects to the insurance maintained by the Company immediately prior to Completion (details of which are contained in the Disclosure Letter)

5.3  Subsequent Recovery

     If any sum is paid by or on behalf of the Warrantors in satisfaction of a Relevant Claim and the Purchaser or any Relevant Company subsequently recovers a sum in respect of the matter giving rise to the Relevant Claim from a third party (not being an entity which forms part of the Purchaser Group) then within ten (10) Working

     Days of such recovery the Purchaser shall pay the amount recovered to the Warrantors

5.4  Mitigation

     Nothing herein or in the Warranties shall be deemed to relieve the Purchaser from any common law duty to mitigate any loss or damage incurred

5.5  Exclusions applicable to Warranties

     The Purchaser shall have no claim whatever in respect of any breach of any of the Warranties:

     5.5.1 if and to the extent that such breach or claim occurs as a result of any legislation not in force at the date of this Agreement which takes effect retrospectively or occurs as a result of any increase in the rates of taxation in force at such date or occurs as a consequence of a change in the interpretation of the law after such date in any jurisdiction; or

     5.5.2 if and to the extent that such breach or claim would not have arisen but for any voluntary act, omission, transaction or arrangement after Completion outside the ordinary course of business of the Company or change in the accounting bases, policies or methods used by the Company to value any of its assets

5.6  Contingent Liabilities

     If any potential claim for any breach of any of the Warranties shall arise by reason of a liability which is contingent only, then the Warrantors shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes actual

5.7  No Rescission

     It is expressly accepted by the Purchaser in full substitution for all other bases of computation of loss or damage and all other remedies which may be available to it that a claim under the Warranties shall only lie in damages and no breach of Warranty shall entitle the Purchaser to rescind or terminate this Agreement

                                  SCHEDULE 6
                    Clause 9.1: Warranties by the Purchaser
                              Part I: Warranties


Subject to Part II of this Schedule the Purchaser warrants to the Vendors that each of the following statements in this part of this Schedule is correct:

The Purchaser covenants, represents and warrants to the Vendors that:

1. The Financial Statements of the Purchaser included in (a) the Form 10-K of the Purchaser filed with the Securities and Exchange Commission in the United States of America and relating to the fiscal year ended 31 December 1998 (a copy of which has been supplied by the Purchaser to the Vendors) ("the Form 10K") and (b) the Form 10-Q of the Purchaser filed with the Securities and Exchange Commission in the United States of America and relating to the quarterly period ended 30 June 1999 (a copy of which has been supplied by the Purchaser to the Vendors) ("the Form 10-Q"):

1.1 give a true and fair view of the Purchaser in all material respects as at the respective dates thereof;

1.2 comply with the requirements of all relevant statutes in all material respects;

1.3 have been prepared in accordance with generally accepted accounting principles in the United States of America;

1.4  are not affected by any unusual or non recurring items;

1.5 properly reflect the financial position of the Purchaser in all material respects as at their date and show a true and fair view of its profit
     (loss) for the period ended on that date and of its assets and liabilities as at that date.

2. The Thamesdown Colour Valuation Analysis ("the Analysis") prepared by the Purchaser for the benefit of the Vendors (and delivered to the Vendors) is not misleading in any material respects and the figures contained in the Analysis on the page thereof headed "Combined Enterprise Value" for July 1999 LTM EBITDA, Debt, Preferred and Number of Shares represent a true and fair value in all material respects of July 1999 LTM EBITDA, Debt, and Preferred and the correct Number of Shares.

3. All of the holders of shares of the Series A Common Stock of the Purchaser are party to the Second Amendment and Restated Stockholder Agreement of the Purchaser, dated as of March 12, 1998, as amended and restated as of September 8, 1998, and as further amended and restated as of January 11, 1999 (the "Stockholder Agreement"). Other than the Purchaser's Fourth Amended and Restated Certificate of Incorporation as amended by the Certificate of Amendment to it dated 29 October 1999 (the "Charter") and its Second Amended and Restated By-laws (together with the Charter, the Purchaser's "Governing Documents"), there are no other stockholder agreements relating to shares in the Purchaser which restrict the rights of, or impose additional obligations upon, the Vendors upon their becoming stockholders of the Purchaser.

4. The shares (the "Tinsley Acquisition Shares") issued by the Purchaser to partially finance the acquisition by IMPAC Europe plc of Tinsley Robor plc were issued at a purchase price of $608.60 per share; such Tinsley Acquisition Shares were of the same class of stock of the Purchaser as the shares of Series A Common Stock proposed to be issued to the Vendors under this Agreement; and the multiple of the Purchaser's annualized consolidated EBITDA applied to arrive at the valuation of the Purchaser employed in determining the per-share issue price of the Tinsley Acquisition Shares was 7.4.

5. Save for a stock issuance to certain employees completed on July 30 1999 at a price per share of $512.50, shares issued by the Purchaser to management of the Purchaser pursuant to an agreement entered into or right granted in either case since 1 July 1999 have been issued at a per-share price of no less than $608.60.

6. The Stockholder Agreement provides, in general, that purchasers or acquirors of newly-issued shares of the Purchaser's common stock who become party to the Stockholders Agreement do so as "Other Securityholders" thereunder. The terms and conditions applicable to the Vendors upon their execution and delivery of Deeds of Accession to the Stockholder Agreement in agreed form and the acceptance of such deeds of accession by the Purchaser will be the terms and conditions applicable to all "Other Securityholders", as set forth in the Stockholder Agreement.

7. Since 30 June 1999 there has been no materially adverse change in the financial or trading position of the Purchaser.

                             Part II: Liabilities

1. Time Limits and Proceedings: No claim may be made against the Purchaser and the Purchaser shall not be liable by way of damages or otherwise howsoever in respect of any breach of the warranties in Part 1 of this Schedule unless:

1.1 before 31 December 2002 (in the case of warranty numbered 3) or before 1 May 2001 (in the case of any other warranty) the Purchaser has been served with written notice by the Vendors of the breach of any such warranty; and

1.2 in respect of any such claim which has been notified proceedings have been commenced and served upon the Purchaser in connection with such breach or claim within the period of twelve months (or such longer period as is agreed between the parties from time to time) from the date of giving notice to the Purchaser as aforesaid unless previously satisfied, settled or withdrawn (and time shall be of the essence in respect of the provisions of this clause)

2. Contents of Claim Notices: The notice referred to in the preceding clause shall so far as practicable provide reasonable detail of the event or circumstances so far as the Vendors are then aware of the same giving rise to the breach or claim and so far as is practicable the amount claimed in respect of such breach

3. Maximum Liability: The total liability of the Purchaser in respect of all claims under this Schedule shall not in any event exceed the sum of (Pounds)1,437,500

4. Materiality Threshold: The Purchaser shall not be liable in respect of any breach of any of the warranties in this Schedule unless and until the amount or the aggregate amount of the liability which the Purchaser would have in respect of all such claims but for this paragraph exceeds the sum of (Pounds)50,000 (in which event the Purchaser shall be liable for the whole of such claim and not merely the excess above the said sum)

5. Trivial Claims: No single claim may be made in respect of any claim for any breach of the warranties in this Schedule where the amount so claimed does not exceed (Pounds)2,500 and that claim shall be disregarded for all purposes. This clause shall not apply to any claim which arises out of the same event or circumstances as any other claim or is one of a series of claims under the same warranty and in any event no more than ten claims shall be disregarded by reason of this clause.

6. Double Recovery: In no circumstances shall the Vendors be entitled to recover or obtain compensation more than once in respect of the same loss.

7. Currency Exchange: in computing the Sterling value of any claim which is initially quantified in US Dollars an exchange rate of (Pounds)1:$1.65 shall be applied.

                                  SCHEDULE 7
                             Agreed Form Documents

Tax Deed
Deed of Covenant
Directors Resignation
Vendors' Shares Power of Attorney
Deed of Accession to the Shareholders' Agreement

                                  SCHEDULE 8
             Sub-clause 5.2.1 : Persons to give a Deed of Covenant

Each of the Vendors

                                  SCHEDULE 9
            Clause 6.4 : Persons to enter into a Service Agreement

C J Watson
K J Ward
J Curry
M Williams
N Elbourne
G Carleton

                                  SCHEDULE 10
                     Clause 9.2 : Employee Bonus Payments

As shown on attached Annex S10

                                  SCHEDULE 11

                              Part I: Clause 3.5

Representations and Warranties of Vendors regarding acquisition of Consideration
                                    Shares


In connection with the issuance of Consideration Shares to the Vendors, each of the Vendors represents and warrants to the Purchaser as follows:

(a) Such Vendor represents that the Consideration Shares to be acquired by him or her as contemplated hereby shall be acquired for his or her own account, for investment purposes, and not with a view to the resale or distribution thereof. Such Vendor understands that such securities have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), on the grounds that (among other matters) the offer and
      --------------
     sale of the Consideration Shares to such Vendor are exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of such Consideration Shares. Such Vendor understands that the Purchaser's reliance on such exemption is predicated in part on the representations of such Vendor contained herein.

(b) Such Vendor is not a U.S. Person (defined below) and is not acquiring any Consideration Shares for the account or benefit of any U.S. Person. A "U.S. Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which a U.S. Person is a trustee, (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
     (viii) any partnership or corporation if (A) organized or incorporated under the laws of any non-U.S. jurisdiction, and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Regulation 501(a) promulgated under the Securities Act) who are not natural persons, estates or trusts.

(c) Such Vendor has received, read, carefully considered and fully understood the Form 10-K, the Form 10-Q, the Purchaser's Governing Documents and the Stockholder Agreement (as each of such terms are defined in Schedule 6 to this Agreement to which this Schedule is scheduled), as well as the representations of the Purchaser made herein, and the attachments hereto and thereto. In making his or her investment decision with respect to the Consideration Shares, such Vendor has relied on no oral or written representations with respect to the Consideration Shares, the Purchaser, its business or prospects, or other matters, other than the representations and warranties expressly set forth in Schedule 6 to this Agreement and incorporated herein by reference.

(d) Such Vendor understands that he or she must bear the economic risk of investment in the Shares to be acquired hereunder for an indefinite period of time because such Shares have not been registered under the Securities Act, and therefore cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. In addition, such Vendor understands that the Stockholder Agreement imposes significant restrictions on the transfer and voting of Shares.

(e) Such Vendor agrees that the representations and warranties and agreements he or she makes in this Schedule shall survive Completion, and shall be construed and interpreted in accordance with the federal laws of the United States of America, notwithstanding anything to the contrary stated in Clause 11.12 (Law and Proceedings) of this Agreement.


                              Part II: Clause 3.5

  Agreements of Vendors in connection with their acquisition of Consideration
                                    Shares:

Each of the Vendors agrees with the Purchaser that:

(a) As a condition to the issuance of the Consideration Shares, such Vendor is required to become a party to the Stockholder Agreement and has executed a properly completed Deed of Accession, in agreed form, for the purpose of being bound by the terms of the Stockholder Agreement as an "Other Securityholder" thereunder.

(b) Such Vendor agrees that the Consideration Shares shall not be sold, transferred, assigned, hypothecated or pledged, or otherwise disposed of (collectively "transferred"), or offered for sale, in whole or in part, either (a) at any time while a Liability as defined in clause 8.7 might fall to be satisfied by cancellation of the same or (b) at any time thereafter unless offered or transferred (i) in accordance with the provisions of Regulation S of the Securities Act, or (ii) pursuant to an effective registration under the Securities Act and applicable state securities laws, or (iii) upon the receipt by the Purchaser of a written opinion of counsel to the effect that such transfer is not in violation of the registration requirements of the Securities Act or other applicable law (provided that such counsel and the form and substance of such opinion are
      --------
     reasonably satisfactory to the Purchaser).

(c) Such Vendor shall not engage in hedging transactions with regard to the Consideration Shares to be acquired by him or her unless in compliance with the Securities Act.

(d) A legend in substantially the following form has been or will be placed on any instrument(s) evidencing the Consideration Shares:

     "THE SHARES OF SERIES A COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. THE SHARES OF SERIES A COMMON STOCK EVIDENCED HEREBY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT,

     IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES BEING SOLD UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER OR SALE MAY BE EFFECTED WITHOUT THE REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED."


                             Part III: Clause 8.7.4

                   Payments of Indemnity Claims with Shares.

1. If pursuant to clause 8.7 any Liability (as defined therein) is to be satisfied in part by cancellation of Consideration Shares, the applicable Vendor or Vendors shall transfer without further consideration to the Purchaser, free and clear of all charges, liens, security interests or other encumbrances, by delivering to the Purchaser within five (5) business days' of the date of final determination of the amount of such Liability which is to be satisfied in such manner, appropriately endorsed certificates representing at least that number of Consideration Shares rounded to the second decimal place (the "Indemnity Shares"), which
                                               --------- ------
     is to be cancelled pursuant to clause 8.7 of the Agreement,subject always to certificate(s) having been delivered to such Vendor(s) pursuant to clause 5.3.3 (and if such certificates are held by the Purchaser's Solicitors they are hereby irrevocably authorised to deliver the same to the Purchaser when such delivery is required by the terms of this clause).

2. Upon transfer to the Purchaser, the Indemnity Shares shall be cancelled; new share certificates, representing the original amount of Shares represented by the certificate(s) delivered by the applicable

     Vendor or Vendors, less the number of cancelled Indemnity Shares, shall be issued to the applicable Vendor or Vendors.

3. If after the date of this Agreement and before cancellation pursuant to clause 8.7 there occurs any stock splits, dividends payable in stock, combinations, recapitalisations or like transactions affecting the capital stock of the Purchaser there shall be made such adjustments to the number of Consideration Shares to be cancelled as will place the parties in the same position as they would have been in had such transaction not occurred and the good faith certificate of the Auditors to the Purchaser shall be conclusive as to any such adjustment.

4. By way of security for due performance of his obligations under clause 8.7 and this Schedule, each of the Vendors irrevocably appoints the Purchaser and any person nominated by the Purchaser to sign and deliver such papers and do such other things as the Purchaser reasonably considers requisite for performance of those obligations by him.



SIGNED by                    )
GRACE EVELINE CARLETON       )   /s/ Grace Eveline Carleton
in the presence of:          )



SIGNED by                    )
JOHN PETER CURRY             )   /s/ John Peter Curry
in the presence of:          )



SIGNED by                    )
KEITH JONATHAN WAND          )   /s/ Keith Jonathan Wand
in the presence of:          )



SIGNED by                    )
CHRISTOPHER JOHN WATSON      )   /s/ Christopher John Watson
in the presence of:          )

SIGNED by                    )
MARTYN NIGEL WILLIAMS        )   /s/ Martyn Nigel Williams
in the presence of:          )



SIGNED by                    )
NICHOLAS ELBOURNE            )   /s/ Nicholas Elbourne
in the presence of:          )



SIGNED by                    )
PETER HANLEY                 )   /s/ Peter Hanley
in the presence of:          )



SIGNED by SHAUN LAWSON       )   /s/ Shaun Lawson
and LEE NEWBON               )   /s/ Lee Newbon
for and on behalf of         )
IMPAC GROUP, INC             )